EXHIBIT

                         DLJ MORTGAGE ACCEPTANCE CORP.,

                                    Depositor

                           DLJ MORTGAGE CAPITAL, INC.,

                                     Seller

                          PNC MORTGAGE SECURITIES CORP.

                                     Seller

                     FIRST NATIONWIDE MORTGAGE CORPORATION,

                               Servicer and Seller

                          MIDWEST LOAN SERVICES, INC.,

                                    Servicer

                                       and

                         BANK ONE, NATIONAL ASSOCIATION,

                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2000

                             FNT TRUST SERIES 2000-2

              FNT MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-2

                                                 Table of Contents
                                                                                                               PAGE
                                                                                                               ----


ARTICLE I
         DEFINITIONS..............................................................................................4

ARTICLE II

         CONVEYANCE OF MORTGAGE ASSETS;
         REPRESENTATIONS AND WARRANTIES..........................................................................33
         SECTION 2.01.     Conveyance of Mortgage Assets.........................................................33
         SECTION 2.02.     Acceptance by the Trustee.............................................................36
         SECTION 2.03.     Representations and Warranties of the Sellers and Servicer............................38
         SECTION 2.04.     Representations and Warranties of the Depositor as to the Mortgage
                  Assets.........................................................................................40
         SECTION 2.05.     Delivery of Opinion of Counsel in Connection with Substitutions.
                   ..............................................................................................41
         SECTION 2.06.     Execution and Delivery of Certificates................................................41
         SECTION 2.07.     REMIC Matters.........................................................................41
         SECTION 2.08.     Covenants of a Servicer...............................................................41
         SECTION 2.09      Negative Covenants of the Trust Fund..................................................42

ARTICLE III

         ADMINISTRATION AND SERVICING
         OF MORTGAGE ASSETS......................................................................................42
         SECTION 3.01.     Servicers to Service Mortgage Loans...................................................42
         SECTION 3.02.     Subservicing; Enforcement of the Obligations of Subservicers.
                   ..............................................................................................44
         SECTION 3.03.      [Reserved]...........................................................................45
         SECTION 3.04.     Trustee to Act as Servicer............................................................45
         SECTION 3.05.     Collection of Mortgage Loans; Collection Accounts; Certificate
                  Account........................................................................................46
         SECTION 3.06.     Establishment of and Deposits to Escrow Accounts; Permitted
                  Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other
                  Charges........................................................................................49
         SECTION 3.07.     Access to Certain Documentation and Information Regarding the
                  Mortgage Loans; Inspections....................................................................50
         SECTION 3.08.     Permitted Withdrawals from the Collection Accounts and Certificate
                  Account........................................................................................51
         SECTION 3.09.     Maintenance of Hazard Insurance; Mortgage Impairment Insurance
                  and Primary Insurance Policy; Claims; Restoration of Mortgaged Property........................52
         SECTION 3.10.     Enforcement of Due-on-Sale Clauses; Assumption Agreements.
                   ..............................................................................................55


                                                         i




         SECTION 3.11.     Realization Upon Defaulted Mortgage Loans; Repurchase of Certain
                  Mortgage Loans.................................................................................57
         SECTION 3.12.     Trustee to Cooperate; Release of Mortgage Files.......................................61
         SECTION 3.13.     Documents, Records and Funds in Possession of a Servicer to be Held
                  for the Trustee................................................................................61
         SECTION 3.14.     Servicing Fee.........................................................................62
         SECTION 3.15.     Access to Certain Documentation.......................................................62
         SECTION 3.16.     Annual Statement as to Compliance.....................................................62
         SECTION 3.17.     Annual Independent Public Accountants' Servicing Statement;
                  Financial Statements...........................................................................63
         SECTION 3.18.     Maintenance of Fidelity Bond and Errors and Omissions Insurance.
                   ..............................................................................................63
         SECTION 3.19.     Excess Servicing Fees and Prepayment Penalties with Respect to the
                  First Nationwide Loans.........................................................................64

ARTICLE IV

         DISTRIBUTIONS AND
         ADVANCES BY A SERVICER..................................................................................65
         SECTION 4.01.     Advances by a Servicer................................................................65
         SECTION 4.02.     Priorities of Distribution............................................................66
         SECTION 4.03.     [Reserved]............................................................................69
         SECTION 4.04.     [Reserved]............................................................................69
         SECTION 4.05.     Allocation of Realized Losses.........................................................69
         SECTION 4.06.     Monthly Statements to Certificateholders..............................................70
         SECTION 4.07.     Appointment of Paying Agent and Certificate Administrator for Group
                  2 Certificates.................................................................................74

ARTICLE V

         THE CERTIFICATES........................................................................................74
         SECTION 5.01.     The Certificates......................................................................74
         SECTION 5.02.     Certificate Register; Registration of Transfer and Exchange of
                  Certificates...................................................................................75
         SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.....................................80
         SECTION 5.04.     Persons Deemed Owners.................................................................80
         SECTION 5.05.     Access to List of Certificateholders' Names and Addresses.............................80
         SECTION 5.06.     Maintenance of Office or Agency.......................................................81

ARTICLE VI

         THE DEPOSITOR, THE SELLERS AND THE SERVICERS............................................................81
         SECTION 6.01.     Respective Liabilities of the Depositor, the Sellers and the Servicers.
                                                                                                                 81
         SECTION 6.02.     Merger or Consolidation of the Depositor, a Seller or a Servicer.
                   ..............................................................................................81


                                                        ii




         SECTION 6.03.     Limitation on Liability of the Depositor, the Sellers, a Servicer and
                  Others.........................................................................................82
         SECTION 6.04.     Limitation on Resignation of a Servicer...............................................82

ARTICLE VII

         DEFAULT.................................................................................................82
         SECTION 7.01.     Events of Default.....................................................................82
         SECTION 7.02.     Trustee to Act; Appointment of Successor..............................................84
         SECTION 7.03.     Notification to Certificateholders....................................................85

ARTICLE VIII

         CONCERNING THE TRUSTEE..................................................................................86
         SECTION 8.01.     Duties of the Trustee.................................................................86
         SECTION 8.02.     Certain Matters Affecting the Trustee.................................................87
         SECTION 8.03.     Trustee Not Liable for Certificates, Mortgage Loans or PNC 2000-5
                  Certificate....................................................................................88
         SECTION 8.04.     Trustee May Own Certificates..........................................................88
         SECTION 8.05.     Trustee's Fees and Expenses...........................................................88
         SECTION 8.06.     Eligibility Requirements for the Trustee..............................................89
         SECTION 8.07.     Resignation and Removal of the Trustee................................................89
         SECTION 8.08.     Successor Trustee.....................................................................90
         SECTION 8.09.     Merger or Consolidation of the Trustee................................................90
         SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.........................................91
         SECTION 8.11.     Tax Matters...........................................................................92
         SECTION 8.12.     Periodic Filings......................................................................94

ARTICLE IX

         TERMINATION.............................................................................................94
         SECTION 9.01.     Termination upon Liquidation or Purchase of the Mortgage Assets.
                   ..............................................................................................94
         SECTION 9.02.     Final Distribution on the Certificates................................................95
         SECTION 9.03.     Additional Termination Requirements...................................................96

ARTICLE X

         MISCELLANEOUS PROVISIONS................................................................................97
         SECTION 10.01.             Amendment....................................................................97
         SECTION 10.02.             Recordation of Agreement; Counterparts.......................................98
         SECTION 10.03.             Governing Law................................................................99
         SECTION 10.04.             Intention of Parties.........................................................99
         SECTION 10.05.             Notices......................................................................99
         SECTION 10.06.             Severability of Provisions..................................................100
         SECTION 10.07.             Assignment..................................................................101


                                                        iii




         SECTION 10.08.             Limitation on Rights of Certificateholders..................................101
         SECTION 10.09.             Certificates Nonassessable and Fully Paid...................................101
         SECTION 10.10     No Petition..........................................................................102



EXHIBITS
         EXHIBIT A.                 Form of Senior Certificates.................................................A-1
         EXHIBIT B.                 Form of Subordinate Certificate.............................................B-1
         EXHIBIT C.                 Form of Residual Certificate................................................C-1
         EXHIBIT D.                 Form of Notional Amount Certificate.........................................D-1
         EXHIBIT E.                 Form of Principal Only Certificate..........................................E-1
         EXHIBIT F.                 Form of Reverse Certificates................................................F-1
         EXHIBIT G.                 Form of Initial Certification of Trustee....................................G-1
         EXHIBIT H.                 Form of Final Certification of Trustee......................................H-1
         EXHIBIT I.                 Transfer Affidavit..........................................................I-1
         EXHIBIT J.                 Form of Transferor Certificate..............................................J-1
         EXHIBIT K.                 Form of Investment Letter (Non-Rule 144A)...................................K-1
         EXHIBIT L.                 Form of Rule 144A Letter....................................................L-1
         EXHIBIT M.                 Request for Release.........................................................M-1
         EXHIBIT N.                 [Reserved]..................................................................N-1
         EXHIBIT O-1.      Form of Collection Account Certification...........................................O-1-1
         EXHIBIT O-2.      Form of Collection Account Letter Agreement........................................O-2-1
         EXHIBIT P-1.      Form of Escrow Account Certification...............................................P-1-1
         EXHIBIT P-2.      Form of Escrow Account Letter Agreement............................................P-2-1
         EXHIBIT Q.                 Form of Monthly Remittance Advice...........................................Q-1

         SCHEDULE IA       Mortgage Loan Schedule - DLJ Loans..................................................IA-1
         SCHEDULE IB       Mortgage Loan Schedule - First Nationwide Loans.....................................IB-1
         SCHEDULE IC       Mortgage Loan Schedule - PNC Loans..................................................IC-1

         SCHEDULE IIA      Representations and Warranties - DLJ...............................................IIA-1
         SCHEDULE IIB      Representations and Warranties - First Nationwide..................................IIB-1
         SCHEDULE IIC      Representations and Warranties - PNC...............................................IIC-1

         SCHEDULE IIIA              Representations and Warranties for Group 1 Mortgage
                                    Loans - DLJ..............................................................IIIA-1
         SCHEDULE IIIB              Representations and Warranties for Group 1 Mortgage Loans
                                     - First Nationwide......................................................IIIB-2
         SCHEDULE IIIC              Representations and Warranties for Group 1 Mortgage Loans
                                     - PNC...................................................................IIIC-2


                  THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2000, among DLJ MORTGAGE ACCEPTANCE CORP., a Delaware corporation, as depositor (the "Depositor"), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, as a seller (in such capacity, a "Seller"), FIRST NATIONWIDE MORTGAGE CORPORATION, a Delaware corporation, as a seller (in such capacity, a "Seller") and a servicer (in such capacity, a "Servicer"), PNC MORTGAGE SECURITIES CORP., a Delaware corporation, as a seller (in such capacity, a "Seller"), MIDWEST LOAN SERVICES, INC., a Delaware corporation, as a servicer (in such capacity, a "Servicer"), and BANK ONE, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

                                 WITNESSETH THAT

                  In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

                  The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. As provided herein, the Trustee shall make an election to treat the Trust Fund, for federal income tax purposes, as a REMIC. The REMIC will consist of all of the assets constituting the Trust Fund and will be evidenced by the Regular Certificates (which will represent the "regular interests" in the REMIC) and the Class A-R Certificates which will represent the single "residual interest" in the REMIC. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

                  The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):


=================================================================================================
                            Class Certificate    Pass-Through        Minimum          Integral
                                 Balance             Rate         Denomination      Multiples in
                                                                                     Excess of
                                                                                      Minimum
-------------------------------------------------------------------------------------------------
Class I-A-1                $   127,465,800.00       7.50%             $25,000          $1
Class I-X                  (1)                      7.50%             $100,000         $1
Class I-P                  $       656,390.00       (2)               $25,000          $1
Class A-R                  $           100.00       7.50%             $100             N/A
Class I-B-1                $     3,169,300.00       7.50%             $25,000          $1
Class I-B-2                $     1,618,400.00       7.50%             $25,000          $1
Class I-B-3                $       741,700.00       7.50%             $25,000          $1
Class I-B-4                $       539,500.00       7.50%             $25,000          $1
Class I-B-5                $       269,700.00       7.50%             $25,000          $1
Class I-B-6                $       404,683.67       7.50%             $25,000          $1
Class II-A-1               $    15,512,000.00       7.75%             $25,000          $1
Class II-A-2               $    11,000,000.00       7.75%(3)          $25,000          $1
Class II-A-3               $    10,000,000.00       7.75%             $25,000          $1
---------------

(1) These Certificates will be Notional Amount Certificates, will have no principal balance and will bear interest on their Notional Amount. The initial Class I-X notional amount will be $2,033,170.

(2) The Class I-P Certificates will be Principal Only Certificates and will not bear interest.

(3) On each Distribution Date on or before the Class II-A-2 Accrual Termination Date, an amount equal to the Class II-A-2 Accrual Amount will be added to the Class II-A-2 Principal Balance and such amount will be distributed as principal pursuant to Section 4.02(b).

                  Set forth below are designations of Classes of Certificates to the categories used herein:


Accrual Certificates............................ Class II-A-2 Certificates.
Book-Entry Certificates......................... All Classes of Certificates other than the Physical
                                                 Certificates.
ERISA-Restricted Certificates................... Residual Certificates and Subordinate Certificates.
Group 2 Certificates............................ Group 2 Senior Certificates.
Group 1 Certificates............................ Group 1 Senior and Subordinate Certificates.
Group 1 Senior Certificates..................... Class I-A-1, Class A-R, Class I-P and Class I-X
                                                 Certificates.
Notional Amount Certificates.................... Class I-X Certificates.
Class X Certificates............................ Class I-X Certificates.
Offered Certificates............................ All Classes of Certificates other than the Private
                                                 Certificates.
Principal Only Certificates..................... Class I-P Certificates.
Class P Certificates............................ Class I-P Certificates.
Private Certificates............................ Class I-B-4, Class I-B-5 and Class I-B-6 Certificates.
Physical Certificates........................... Class A-R and Private Certificates.
Rating Agencies................................. S&P and Fitch.
Regular Certificates............................ All Classes of Certificates other than the Class A-R
                                                 Certificates.
Residual Certificates........................... Class A-R Certificates.
Senior Certificates............................. Group 1 Senior Certificates and Group 2 Certificates.
Subordinate Certificates........................ Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4,
                                                 Class I-B-5 and Class I-B-6
Certificates.
Explanatory Note................................ The Certificates whose class designation begins with
                                                 "I" correspond to the Group 1 Mortgage Loans .  The
                                                 Certificates whose class designation begins with "II"
                                                 correspond to the PNC 2000-5 Certificate.

                                    ARTICLE I

                                   DEFINITIONS

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  ACCEPTED SERVICING PRACTICES: With respect to any Group 1 Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Group 1 Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

                  ADVANCE: The payment required to be made by a Servicer with respect to any Distribution Date pursuant to Section 4.01.

                  AGREEMENT: This Pooling and Servicing Agreement and all amendments or supplements hereto.

                  ALLOCABLE SHARE: As to any Distribution Date, the Group 1 Certificates and any Group 1 Mortgage Loan (i) with respect to the Notional Amount Certificates, (a) the ratio that (x) the excess, if any, of the Net Mortgage Rate with respect to such Group 1 Mortgage Loan over the Required Coupon bears to (y) such Net Mortgage Rate or (b) if the Net Mortgage Rate with respect to such Group 1 Mortgage Loan does not exceed the Required Coupon, zero,
(ii) with respect to the Principal Only Certificates, zero and (iii) with respect to each other Class of Certificates in the related Certificate Group, the product of (a) the lesser of (I) the ratio that the Required Coupon bears to such Net Mortgage Rate and (II) one, multiplied by (b) the ratio that the amount calculated with respect to such Distribution Date for such Class pursuant to clause (i) of the definition of Interest Distribution Amount (without giving effect to any reduction of such amount pursuant to Section 4.02(d)(i)) bears to the amount calculated with respect to such Distribution Date for each Class of Group 1 Certificate pursuant to clause (i) of the definition of Interest Distribution Amount (without giving effect to any reduction of such amount pursuant to Section 4.02(d)(i)).

                  ANCILLARY INCOME: All income derived from the Group 1 Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, Prepayment Penalties, prepayment fees, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges, but excluding all Prepayment Penalties and Excess Servicing Fees.

                  APPRAISED VALUE: The amount set forth in an appraisal made in connection with the origination of the related Group 1 Mortgage Loan as the value of the Mortgaged Property.

                  ASSET GROUP: Either the Group 1 Mortgage Loans or Group 2 Assets, as the context requires.

                  ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

                  AVAILABLE FUNDS: With respect to any Distribution Date and the Group 1 Mortgage Loans, the sum of (i) all Scheduled Payments (net of the related Expense Fees) due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all Liquidation Proceeds received during the month preceding the month of such Distribution Date; (iii) all Curtailments and Payoffs received during the Prepayment Period applicable to such Distribution Date (excluding Prepayment Penalties); (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price, in each case reduced by amounts in reimbursement for Advances previously made and other amounts as to which a Servicer is entitled to be reimbursed pursuant to Section 3.08(a) and (v) Compensating Interest Payments for such Distribution Date.

                  With respect to any Distribution Date and the Group 2 Assets, the sum of the aggregate amount on deposit in the Certificate Account representing a distribution on the PNC 2000-5 Certificate as of the immediately preceding PNC 2000-5 Certificate Distribution Date, provided the Trustee has received the related PNC 2000-5 Certificate Distribution Date Information as of such date.

                  BANKRUPTCY CODE: The United States Bankruptcy Reform Act of 1978, as amended.

                  BANKRUPTCY COVERAGE TERMINATION DATE: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

                  BANKRUPTCY LOSS: With respect to any Group 1 Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as a Servicer has notified the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the related Group 1 Mortgage Loan and either (A) the related Group 1 Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Group 1 Mortgage Loan and any related escrow payments in respect of such Group 1 Mortgage Loan are being advanced on a current basis by a Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

                  BANKRUPTCY LOSS COVERAGE AMOUNT: As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Group 1 Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the related Classes of Certificates rated by it.

                  BOOK-ENTRY CERTIFICATES: As specified in the Preliminary Statement.

                  BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee, or banking or financial institutions in the States of Illinois or Maryland, is located are authorized or obligated by law or executive order to be closed.

                  CERTIFICATE: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

                  CERTIFICATE ACCOUNT: The separate Eligible Account created and maintained with the Trustee, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trustee in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trustee. Funds deposited in the Certificate Account (exclusive of the Trustee Fees and other amounts permitted to be withdrawn pursuant to Section 3.08(b)(ii)) shall be held in trust for the Certificateholders.

                  CERTIFICATE ADMINISTRATOR:  As defined in Section 4.07.

                  CERTIFICATE BALANCE: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof (A) minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Balance previously allocated thereto pursuant to Section 4.05 and (B) increased, in the case of the Class II-A-2 Certificates, by the Class II-A-2 Accrual Amount added to the Class Principal Balance of such Class prior to such date.

                  CERTIFICATE GROUP: Any of the Group 1 Certificates or the Group 2 Certificates, as the context requires.

                  CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

                  CERTIFICATE REGISTER: The register maintained pursuant to
Section 5.02.

                  CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; PROVIDED, HOWEVER, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

                  CLASS: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

                  CLASS II-A-2 ACCRUAL AMOUNT: With respect to the Class II-A-2 Certificates and any Distribution Date, the Interest Distribution Amount for the Class II-A-2 Certificates for such Distribution Date, subject to reduction pursuant to Section 4.02 (b)(ii).

                  CLASS II-A-2 ACCRUAL TERMINATION DATE: The Distribution Date on which the Class Principal Balance of the Class II-A-1 Certificates and Class II-A-3 Certificates has been reduced to zero.

                  CLASS INTEREST SHORTFALL: As to any Distribution Date and Class, the amount by which the amount described in clause (i) of the definition of Interest Distribution Amount for such Class, exceeds the amount of interest actually distributed on such Class on such Distribution Date.

                  CLASS I-P DEFERRED AMOUNT: As to any Distribution Date, the aggregate of the applicable Class P Fraction of each Realized Loss, other than any Excess Loss, to be allocated to the Class I-P Certificates on such Distribution Date on or prior to the Senior Credit Support Depletion Date or previously allocated to such Class I-P Certificates and not yet paid to the Holders of such Class I-P Certificates pursuant to Section 4.02(b)(iv).

                  CLASS I-P MORTGAGE LOAN: Any Group 1 Mortgage Loan with a Net Mortgage Rate of less than 7.50%.

                  CLASS I-P PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date and the Class I-P Certificates, an amount equal to the aggregate of, for all Class I-P Mortgage Loans, the product of the applicable Class P Fraction and the sum of (x) the principal portion of the Scheduled Payments on such Class I-P Mortgage Loan due on the related Due Date and which were received by the Determination Date, or which have been advanced as part of an Advance with respect to such Distribution Date, (y) the principal portion received in respect of such Class I-P Mortgage Loan during the prior calendar month of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of repurchase proceeds received with respect to any such Group 1 Mortgage Loan which was repurchased as permitted or required by this Agreement during the calendar month preceding the month of the Distribution Date, and (4) Liquidation Proceeds and (5) the principal portion received in respect of such Class I-P Mortgage Loan during the applicable Prepayment Period of Payoffs.

                  CLASS I-X NOTIONAL AMOUNT: As to any Distribution Date will equal the product of: (x) the aggregate Stated Principal Balance, as of the second preceding Due Date after giving effect to Scheduled Payments for that Due Date, whether or not received, or for the initial Distribution Date, as of the Cut-Off Date, of the Premium Rate Mortgage Loans; and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Premium Rate Mortgage

Loans as of that Due Date and the denominator of which is 7.50%; provided however, for federal income tax purposes, the Notional Amount shall equal the aggregate Stated Principal Balance, as of the second preceding Due Date after giving effect to Scheduled Payments for that Due Date, whether or not received, or for the initial Distribution Date, as of the Cut-Off Date, of the Premium Rate Mortgage Loans.

                  CLASS P FRACTION: With respect to any Class I-P Mortgage Loan, a fraction, the numerator of which is 7.50% minus the Net Mortgage Rate on such Class I-P Mortgage Loan and the denominator of which is 7.50%.

                  CLASS PRINCIPAL BALANCE: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

                  CLASS UNPAID INTEREST AMOUNTS: As to any Distribution Date and Class of interest- bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause
(ii) of the definition of Interest Distribution Amount.

                  CLOSING DATE:  September 28, 2000.

                  CODE: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

                  COLLECTION ACCOUNT: The accounts established and maintained by a Servicer in accordance with Section 3.05.

                  COMPENSATING INTEREST PAYMENT: For any Distribution Date and the First Nationwide Loans, the lesser of (i) the aggregate Servicing Fee payable to First Nationwide in respect of the First Nationwide Loans for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall with respect to the First Nationwide Loans. For any Distribution Date and the Midwest Serviced Mortgage Loans, the lesser of (i) the sum of (a) 0.04% per annum of the aggregate Stated Principal Balance of the Midwest Serviced Mortgage Loans as of the Due Date in the month of such Distribution Date, (b) Payoff Earnings in respect of the Midwest Serviced Mortgage Loans for such Distribution Date and
(c) aggregate Payoff Interest in respect of the Midwest Serviced Mortgage Loans for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall for the Midwest Serviced Mortgage Loans.

                  CO-OP LEASE: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

                  CO-OP LOAN: A Group 1 Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

                  CORPORATE TRUST OFFICE: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 1 Bank One Plaza, Chicago, Illinois 60670, Attention: Global Corporate Trust Services, except for purposes of Section 5.06, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005.

                  CURTAILMENT: Any payment of principal on a Group 1 Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Group 1 Mortgage Loan.

                  CUSTODIAL AGREEMENT: The agreement, if any, among the Trustee, the Depositor and the Custodian providing for the safekeeping of any documents or instruments referred to in Section 2.01 on behalf of the Certificateholders.

                  CUSTODIAN: A custodian which is appointed pursuant to a Custodian Agreement. Any Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Trustee. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

                  CUT-OFF DATE:  September 1, 2000.

                  CUT-OFF DATE PRINCIPAL BALANCE: As to any Group 1 Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

                  DEBT SERVICE REDUCTION: With respect to any Group 1 Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Group 1 Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                  DEBT SERVICE REDUCTION MORTGAGE LOAN: Any Group 1 Mortgage Loan that became the subject of a Debt Service Reduction.

                  DEFECTIVE MORTGAGE LOAN: Any Group 1 Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

                  DEFICIENT VALUATION: With respect to any Group 1 Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Group 1 Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

                  DEFINITIVE CERTIFICATES: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

                  DELETED MORTGAGE LOAN: As defined in Section 2.03.

                  DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

                  DEPOSITOR: DLJ Mortgage Acceptance Corp., a Delaware corporation, or its successor in interest.

                  DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  DETERMINATION DATE: As to any Distribution Date and any Group 1 Mortgage Loan, the 10th day of each month or, if such day is not a Business Day, the first Business Day thereafter.

                  DISTRIBUTION DATE: With respect to the Group 1 Certificates, the 25th day of each month or if such day is not a Business Day, the first Business Day thereafter, commencing in October 2000 and with respect to the Group 2 Certificates, the third Business Day after the 25th day of each month or if the 25th day is not a Business Day, the next Business Day following the 25th day.

                  DLJ LOANS: The Group 1 Mortgage Loans identified as such on the Mortgage Loan Schedule for which DLJMC is the applicable Seller.

                  DLJMC: DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

                  DLJSC: Donaldson, Lufkin and Jenrette Securities Corporation, a Delaware corporation, and its successors and assigns.

                  DUE DATE: With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

                  DUE PERIOD: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

                  ELIGIBLE ACCOUNT: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

                  ELIGIBLE INSTITUTION: An institution having the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies or the approval of the Rating Agencies.

                  ELIGIBLE INVESTMENTS: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the Federal Home Loan Mortgage Corporation, Federal National Mortgage Corporation, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

                  (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated A or higher by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must
         (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral, and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (vii) money market funds (which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody's and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of a Servicer or the Trustee and any such funds that are managed by a Servicer or the Trustee or their respective Affiliates or for a Servicer or the Trustee or any Affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

                  (viii) such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the Certificates.

provided, however, that no such instrument shall be an Eligible Investment if such score instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA-RESTRICTED CERTIFICATES: As specified in the Preliminary Statement.

                  ESCROW ACCOUNT: The separate account or accounts created and maintained by a Servicer pursuant to Section 3.06.

                  ESCROW PAYMENTS: With respect to any Group 1 Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

                  EVENT OF DEFAULT: As defined in Section 7.01.

                  EXCESS LOSS: With respect to the Group 1 Certificates, the amount of any (i) Fraud Loss on a Group 1 Mortgage Loan realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss on a Group 1 Mortgage Loan realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss on a Group 1 Mortgage Loan realized after the Bankruptcy Coverage Termination Date.

                  EXCESS SERVICING FEE: With respect to each Group 1 Mortgage Loan and any Distribution Date, the amount equal to one-twelfth of the product of (a) the Excess Servicing Fee Rate and (b) the outstanding principal balance of such Group 1 Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Group 1 Mortgage Loan on such Due Date), or, with respect to an REO Property, the outstanding principal balance of the related Group 1 Mortgage Loan immediately prior to its conversion to REO Property.

                  EXCESS SERVICING FEE RATE: With respect to each Group 1 Mortgage Loan, the per annum rate specified on the Mortgage Loan Schedule.

                  EXPENSE FEES: As to each Group 1 Mortgage Loan, the sum of the related Servicing Fee, Excess Servicing Fee, if applicable, and the Trustee Fee.

                  EXPENSE FEE RATE: As to each Group 1 Mortgage Loan, the sum of the related Servicing Fee Rate, the Excess Servicing Fee Rate, if applicable, and the Trustee Fee Rate.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

                  FIRST NATIONWIDE: First Nationwide Mortgage Corporation, a Delaware corporation, and its successors and assigns.

                  FIRST NATIONWIDE LOANS: The Group 1 Mortgage Loans identified as such on the Mortgage Loan Schedule, for which First Nationwide is the applicable Seller.

                  FIRST NATIONWIDE SALE AGREEMENT: The Flow Sale and Servicing Agreement, dated as of December 17, 1999, between First Nationwide and DLJMC, as and to the extent it relates to the First Nationwide Loans.

                  FITCH: Fitch, Inc., or any successor thereto.

                  FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  FNMA GUIDES: The FNMA Sellers' Guide and the FNMA Servicers' Guide and all amendments or additions thereto.

                  FN ACCOUNT: As defined in Section 3.19.

                  FRAUD LOAN: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

                  FRAUD LOSS COVERAGE AMOUNT: As of the Closing Date, $1,348,655, subject in each case to reduction from time to time by the amount of Fraud Losses allocated to the Group 1 Certificates. On each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 2% of the aggregate of the Stated Principal Balances of all the Group 1 Mortgage Loans and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first such anniversary, as of the Cut-off Date) over the cumulative amount of Fraud Losses on the Group 1 Mortgage Loans allocated to the Group 1 Certificates since such preceding anniversary or the Cut-off Date, and (c) on the fifth anniversary of the Cut-off Date, to zero.

                  FRAUD LOSS COVERAGE TERMINATION DATE: The point in time at which the applicable Fraud Loss Coverage Amount is reduced to zero.

                  FRAUD LOSSES: Realized Losses on the Group 1 Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Group 1 Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

                  GROUP 1 CERTIFICATES: As specified in the Preliminary
Statement.

                  GROUP 1 MORTGAGE LOANS: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

                  GROUP I-B PERCENTAGE: For any Distribution Date, the aggregate Class Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date divided by the outstanding aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the month of such Distribution Date.

                  GROUP 2 ASSETS:  The PNC 2000-5 Certificate.

                  GROUP 2 CERTIFICATES: As specified in the Preliminary
Statement.

                  GROUP 2 SENIOR CERTIFICATES: As specified in the Preliminary Statement.

                  INDIRECT PARTICIPANT: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

                  INITIAL BANKRUPTCY LOSS COVERAGE AMOUNT: $100,000.

                  INSURANCE POLICY: With respect to any Group 1 Mortgage Loan included in the Trust Fund, any Primary Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

                  INSURANCE PROCEEDS: Proceeds of any primary mortgage guaranty insurance policies and any other Insurance Policies with respect to the Group 1 Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with a Servicer's normal servicing procedures.

                  INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, the calendar month prior to the month of such Distribution Date.

                  INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date and interest- bearing Class, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for such Class on the related Class Principal Balance or Notional Amount, as applicable, subject to reduction pursuant to Section 4.02(d), and (ii) any Class Unpaid Interest Amounts for such Class.

                  LAST SCHEDULED DISTRIBUTION DATE: With respect to each Class of Group 1 Certificates, the Distribution Date in December 2030. With respect to each Class of Group 2 Certificates, the Distribution Date in July 2030.

                  LATEST POSSIBLE MATURITY DATE: The Distribution Date following the third anniversary of the scheduled maturity date of the Group 1 Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

                  LENDER PMI RATE: With respect to the applicable Group 1 Mortgage Loans, the per annum rate set forth on the Mortgage Loan Schedule.

                  LIQUIDATED MORTGAGE LOAN: With respect to any Distribution Date, a defaulted Group 1 Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which a Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Group 1 Mortgage Loan, including the final disposition of the related REO Property.

                  LIQUIDATION PRINCIPAL: As to any Distribution Date, the principal portion of Liquidation Proceeds received with respect to each Group 1 Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the preceding calendar month (exclusive of the applicable Class P Fraction thereof, if applicable).

                  LIQUIDATION PROCEEDS: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Group 1 Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property related to a Group 1 Mortgage Loan and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances, Advances and reasonable out-of-pocket expenses.

                  LOAN GROUP 1: The group of mortgage loans comprised of the Group 1 Mortgage Loans.

                  LOAN-TO-VALUE RATIO: With respect to any Group 1 Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Group 1 Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  MAJORITY IN INTEREST: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

                  MIN: The Mortgage Identification Number for Group I Mortgage Loans registered with MERS on the MERS(R)System.

                  MIDWEST: Midwest Loan Services, Inc., a Delaware corporation, and its successors and assigns.

                  MIDWEST SERVICED MORTGAGE LOANS: The Group 1 Mortgage Loans, identified as such by the Mortgage Loan Schedule, for which Midwest is the applicable servicer.

                  MOM LOAN: With respect to any Group 1 Mortgage Loan, MERS acting as the mortgagee of such Group 1 Mortgage Loan, solely as nominee for the originator of such Group 1 Mortgage Loan and its successors and assigns, at the origination thereof.

                  MONTHLY STATEMENT: The statement delivered to the Certificateholders pursuant to Section 4.06.

                  MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

                  MORTGAGE ASSETS: All of the Group 1 Mortgage Loans and the PNC 2000-5 Certificate.

                  MORTGAGE FILE: The Mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Group 1 Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

                  MORTGAGE LOAN SCHEDULE: The list of Group 1 Mortgage Loans (as from time to time amended by the applicable Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Group 1 Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as
Schedule I, setting forth the following information with respect to each Group 1 Mortgage Loan and applicable Servicer:

                  (i) the Group 1 Mortgage Loan identifying number;

                  (ii) the Mortgagor's name;

                  (iii) the street address of the Mortgaged Property including the state and zip code;

                  (iv) a code indicating the type of Mortgaged Property and the occupancy status.

                  (v) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

                  (vi) the Loan-to-Value Ratio at origination;

                  (vii) the Mortgage Rate as of the Cut-off Date;

                  (viii) the stated maturity date;

                  (ix) the amount of the Scheduled Payment as of the Cut-off
         Date;

                  (x) the original principal amount of the Group 1 Mortgage
         Loan;

                  (xi) the principal balance of the Group 1 Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

                  (xii) a code indicating the purpose of the Group 1 Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

                  (xiii) the Net Mortgage Rate as of the Cut-off Date;

                  (xiv) the Excess Servicing Fee Rate; and

                  (xv) the Servicing Fee Rate; and

                  (xvi) whether such Group 1 Mortgage Loan is a DLJ Loan, a PNC Loan or a First Nationwide Loan.

                  With respect to the Group 1 Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

                  (i) the number of Group 1 Mortgage Loans;

                  (ii) the current aggregate principal balance of the Group 1 Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

                  (iii) the weighted average Mortgage Rate of the Group 1 Mortgage Loans.

                  MORTGAGE NOTE: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Group 1 Mortgage Loan.

                  MORTGAGE RATE: The annual fixed rate of interest borne by a Mortgage Note.

                  MORTGAGED PROPERTY: The underlying real property securing a Group 1 Mortgage Loan, or, with respect to a Co-op Loan, is the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

                  MORTGAGOR:  The obligor(s) on a Mortgage Note.

                  NET MORTGAGE RATE: As to each Group 1 Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate. For purposes of determining whether any Qualified Substitute Mortgage Loan is a Class I-P Mortgage Loan or a Premium Rate Mortgage Loan and for purposes of calculating the applicable Class P Fraction, the Servicing Fee and the Excess Servicing Fee, if applicable, each Qualified Substitute Mortgage Loan shall be deemed to have a Net Mortgage Rate equal to the Net Mortgage Rate of the Group 1 Mortgage Loan for which it is substituted.

                  NET PREPAYMENT INTEREST SHORTFALLS: As to any Distribution Date and Loan Group 1, the amount by which the aggregate of Prepayment Interest Shortfalls for Loan Group 1 during the Prepayment Period exceeds the Compensating Interest Payment for Loan Group 1 for such Distribution Date.

                  As to any Distribution Date and the Group 2 Assets, the sum of
(i) the interest portion of realized losses determined from the PNC 2000-5 Certificate Distribution Date Information as having been allocated to the PNC 2000-5 Certificate for the immediately preceding PNC 2000-5 Certificate Distribution Date, and (ii) the reduction of the interest entitlement determined from the PNC 2000-5 Certificate Distribution Date Information as having been allocated to the PNC 2000-5 Certificate for the immediately preceding PNC 2000-5 Certificate Distribution Date.

                  NONRECOVERABLE ADVANCE: Any portion of an Advance previously made or proposed to be made by a Servicer that, in the good faith judgment of a Servicer, will not be ultimately recoverable by a Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  NOTICE OF FINAL DISTRIBUTION: With respect to the PNC 2000-5 Certificate, any notice provided pursuant to the Underlying Agreement to the effect that final distribution on the PNC 2000- 5 Certificate shall be made only upon presentment and surrender thereof.

                  NOTIONAL AMOUNT:  Any of the Class I-X Notional Amount.

                  NOTIONAL AMOUNT CERTIFICATES: As specified in the Preliminary Statement.

                  OFFERED CERTIFICATES: As specified in the Preliminary
Statement.

                  OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of a Servicer, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement.

                  OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Depositor or a Servicer, including in-house counsel, reasonably acceptable to the Trustee; PROVIDED, HOWEVER, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and a Servicer, (ii) not have any material direct financial interest in the Depositor or a Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or a Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  OPTIONAL TERMINATION: The termination of the trust created hereunder in connection with the purchase of the Mortgage Assets pursuant to
Section 9.01.

                  OTHER PNC 2000-5 CERTIFICATE DISTRIBUTION DATE INFORMATION:
With respect to any PNC 2000-5 Certificate Distribution Date for which a PNC 2000-5 Certificate Distribution Date Statement has not been received by the Trustee as of the close of business on such PNC 2000-5 Certificate Distribution Date, information obtained by the Trustee by such means as the Trustee

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deems reliable, including by telephone, fax or other electronic means, constituting all information with respect to the PNC 2000-5 Certificate necessary to calculate the distribution to be made on the Group 2 Certificates with respect to the PNC 2000-5 Certificate.

                  OTS: The Office of Thrift Supervision.

                  OUTSOURCER: As defined in Section 3.02.

                  OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

        (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

        (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

                  OUTSTANDING MORTGAGE LOAN: As of any Due Date, a Group 1 Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Payoff prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

                  OWNERSHIP INTEREST: As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  PASS-THROUGH RATE: For any interest-bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

                  PAYING AGENT:  As defined in Section 4.07.

                  PAYOFF: Any payment of principal on a Group 1 Mortgage Loan equal to the outstanding Stated Principal Balance of such Group 1 Mortgage Loan, if received in advance of the last scheduled Due Date for such Group 1 Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Group 1 Mortgage Loan to the date of such payment-in-full.

                  PAYOFF EARNINGS: For any Distribution Date with respect to each Midwest Serviced Mortgage Loans on which a Payoff was received by Midwest during the related Prepayment Period, the aggregate of the interest earned by such Servicer from investment of each such Payoff from the date of receipt of such Payoff until the Business Day immediately preceding the related Distribution Date (net of investment losses).

                  PAYOFF INTEREST: For any Distribution Date with respect to a Midwest Serviced Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Net Mortgage Rate from the first day of the month of distribution through the day of receipt thereof. To the extent (together with Payoff Earnings and the aggregate Servicing Fee payable to Midwest) not required to be distributed as Compensating Interest on such Distribution Date, Payoff Interest shall be payable to Midwest, as additional servicing compensation.

                  PERCENTAGE INTEREST: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

                  PERMITTED TRANSFEREE: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia; provided that, no partnership or other entity treated as a partnership for federal income tax purposes shall be treated as a Permitted Transferee unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for federal income tax purposes are persons in this clause
(v), or an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vi) a Person designated as a non-Permitted Transferee by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

                  PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  PHYSICAL CERTIFICATES: As specified in the Preliminary Statement.

                  PNC: PNC Mortgage Securities Corp., a Delaware corporation, and its successors and assigns.

                  PNC LOANS: The Group 1 Mortgage Loans identified as such on the Mortgage Loan Schedule, for which PNC is the applicable Seller.

                  PNC 2000-5 CERTIFICATE: 100% of the PNC Mortgage Securities Corp., Class A-3, Mortgage Pass-Through Certificates, Series 2000-5.

                  PNC 2000-5 CERTIFICATE DISTRIBUTION DATE: The 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day.

                  PNC 2000-5 CERTIFICATE DISTRIBUTION DATE INFORMATION: With respect to any PNC 2000-5 Certificate Distribution Date for which the PNC 2000-5 Certificate Distribution Date Statement is available, such PNC 2000-5 Certificate Distribution Date Statement, and with respect to any other PNC 2000-5 Certificate Distribution Date, the Other PNC 2000-5 Certificate Distribution Date Information.

                  PNC 2000-5 CERTIFICATE DISTRIBUTION DATE PRINCIPAL BALANCE: As of any PNC 2000-5 Certificate Distribution Date, the PNC 2000-5 Certificate Information Date Principal Balance reduced by all principal payments received by the Trustee in respect of the PNC 2000-5 Certificate subsequent to the Closing Date for which both the PNC 2000-5 Certificate distribution and the related PNC 2000-5 Certificate Distribution Date Information have been received by the Trustee as of such PNC 2000-5 Certificate Distribution Date.

                  PNC 2000-5 CERTIFICATE DISTRIBUTION DATE STATEMENT: Each report provided monthly to holder of the PNC 2000-5 Certificate in connection with each PNC 2000-5 Certificate Distribution Date pursuant to the Underlying Agreement.

                  PNC 2000-5 CERTIFICATE INFORMATION DATE PRINCIPAL BALANCE: The principal balance of the PNC 2000-5 Certificate outstanding as of the close of business on the PNC 2000-5 Certificate Distribution Date in the month of August 1999 (after giving effect to all principal payments made on that date).

                  PNC 2000-5 CERTIFICATE INTEREST RATE: The stated interest rate payable to the PNC 2000-5 Certificate, as indicated in the PNC 2000-5 Certificate Distribution Date Information.

                  PREMIUM RATE MORTGAGE LOANS: The Group 1 Mortgage Loans having Net Mortgage Rates in excess of 7.50%.

                  PREPAYMENT INTEREST SHORTFALL: As to any Group 1 Mortgage Loan, Distribution Date and Principal Prepayment, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction, Debt Service Reduction and Deficient Valuation), as reduced by the Servicing Fee Rate, on the outstanding principal balance of such Group 1 Mortgage Loan immediately prior to such prepayment and
(ii) the amount of interest actually received with respect to such Group 1 Mortgage Loan in connection with such Principal Prepayment.

                  PREPAYMENT PENALTY: With respect to any Group 1 Mortgage Loan, any penalty required to be paid if the Mortgagor prepays such Group 1 Mortgage Loan as provided in the related Mortgage Note or Mortgage. All Prepayment Penalties on the First Nationwide Loans shall be payable to First Nationwide in its capacity as a Seller and not an a Servicer. All Prepayment Penalties on the Midwest Serviced Loans shall be payable to Midwest in its capacity as a Servicer.

                  PREPAYMENT PERIOD: With respect to each Distribution Date and each Payoff with respect to a First Nationwide Loan, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and each Payoff with respect to a Midwest Serviced Mortgage Loan, the related "Prepayment Period" will commence on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and will end on the 14th day of the month in which such Distribution Date occurs. With respect to each Distribution Date and each Curtailment, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs.

                  PRIMARY INSURANCE POLICY: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Group 1 Mortgage Loan.

                  PRINCIPAL PAYMENT AMOUNT: For any Distribution Date and Loan Group 1, the sum with respect to the Group 1 Mortgage Loans of (i) the principal portion of the Scheduled Payments on such Group 1 Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any such Group 1 Mortgage Loan which was repurchased as permitted or required by this Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on such Group 1 Mortgage Loans during the related Prepayment Period, other than Payoffs, Curtailments or Liquidation Principal.

                  PRINCIPAL ONLY CERTIFICATES: As specified in the Preliminary Statement.

                  PRINCIPAL PREPAYMENT: Any payment of principal on a Group 1 Mortgage Loan which constitutes a Payoff or Curtailment.

                  PRINCIPAL PREPAYMENT AMOUNT: For any Distribution Date and Loan Group 1, the sum of all Payoffs and Curtailments relating to the Group 1 Mortgage Loans which were received during the Prepayment Period.

                  PRIVATE CERTIFICATES: As specified in the Preliminary
Statement.

                  PRO RATA SHARE: As to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances of the Subordinate Certificates.

                  PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated September 28, 2000 relating to the Offered Certificates.

                  PUD:  Planned Unit Development.

                  QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC- approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Group 1 Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

                  QUALIFIED SUBSTITUTE MORTGAGE LOAN: A Group 1 Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) not be a Co-op Loan unless the Deleted Mortgage Loan was a Co-op Loan and (vi) comply with each representation and warranty set forth in Section 2.03(b).

                  RATING AGENCY: S&P and Fitch. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and a Servicer. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                  RATINGS: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

                  REALIZED LOSS: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Group 1 Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Group 1 Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated

Mortgage Loan. With respect to each Group 1 Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Group 1 Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Group 1 Mortgage Loan as reduced by the Deficient Valuation. With respect to each Group 1 Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

                  RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

                  REGULAR CERTIFICATES: As specified in the Preliminary
Statement.

                  RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  RELIEF ACT REDUCTIONS: With respect to any Distribution Date and any Group 1 Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Group 1 Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

                  REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

                  REO PROPERTY: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Group 1 Mortgage Loan.

                  REPURCHASE PRICE: With respect to any Group 1 Mortgage Loan required to be purchased by a Seller pursuant to this Agreement or purchased at the option of a Servicer pursuant to this Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Group 1 Mortgage Loan on the date of such purchase, and (ii) accrued an unpaid interest thereon at the applicable Mortgage Rate (reduced by the related (i) Servicing Fee Rate and (ii) the Excess Servicing Fee Rate, if any, if the purchaser of the Group 1 Mortgage Loan is also a Servicer thereof) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders or, for so long as First Nationwide is the Servicer of the First Nationwide Loans, to the date of such purchase.

                  REQUEST FOR RELEASE: The Request for Release submitted by a Servicer to the Trustee, substantially in the form of Exhibit M.

                  REQUIRED COUPON: With respect to Loan Group 1, 7.50%

                  REQUIRED INSURANCE POLICY: With respect to any Group 1 Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

                  RESIDUAL CERTIFICATES: As specified in the Preliminary Statement.

                  RESPONSIBLE OFFICER: When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

                  RESTRICTED CLASSES:  As defined in Section 4.02(e).

                  SAIF: The Savings Association Insurance Fund, or any successor thereto.

                  S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. For purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 55 Water Street, New York, New York 10004,
Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and a Servicer.

                  SCHEDULED PAYMENT: The scheduled monthly payment on a Group 1 Mortgage Loan due on any Due Date allocable to principal and/or interest on such Group 1 Mortgage Loan which shall give effect to any related Relief Act Reduction, Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Group 1 Mortgage Loan.

                  SECURITIES ACT: The Securities Act of 1933, as amended.

                  SELLER:  DLJMC, PNC or First Nationwide, as applicable.

                  SENIOR CERTIFICATES: As specified in the Preliminary
Statement.

                  SENIOR CREDIT SUPPORT DEPLETION DATE: The date on which the aggregate Class Principal Balance of the Subordinate Certificates has been reduced to zero.

                  SENIOR LIQUIDATION AMOUNT: As to any Distribution Date and Loan Group 1, the aggregate, for each Group 1 Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, of the lesser of (i) the Senior Percentage of the Stated Principal Balance of such Group 1 Mortgage Loan (exclusive of the related Class P Fraction thereof, if applicable) and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Group 1 Mortgage Loan.

                  SENIOR PERCENTAGE: As to any Distribution Date and the Group 1 Certificates, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal

Balances of the Classes of the Group 1 Senior Certificates (other than the Class I-P Certificates,) immediately prior to such date and the denominator of which is the aggregate of the Stated Principal Balances of the Group 1 Mortgage Loans (less the Class Principal Balance of the Class I-P Certificates immediately prior to such Distribution Date), as of the Due Date in the month such Distribution Date; PROVIDED, HOWEVER, in no event will the Senior Percentage for a Certificate Group exceed 100%.

                  SENIOR PREPAYMENT PERCENTAGE: The Senior Prepayment Percentage for any Distribution Date and the Group 1 Certificates occurring during the five years beginning on the first Distribution Date will equal 100%. The Senior Prepayment Percentage for any Distribution Date and the Group 1 Certificates occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage for the Group 1 Senior Certificates, in which case the Senior Prepayment Percentage for the Group 1 Senior Certificates will once again equal 100%).

                  Notwithstanding the foregoing no decrease in the reduction to the Senior Prepayment Percentage for the Group 1 Senior Certificates as described above will occur if as of the first Distribution Date as to which any such decrease applies (i) the outstanding principal balance of the Group 1 Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Subordinate Certificates as of such Distribution Date is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Group 1 Mortgage Loans exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate as of the Closing Date (each, a "Original Subordinate Principal Balance"), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of such Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of such Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of such Original Subordinate Principal Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of such Original Subordinate Principal Balance.

         However, any such reduction not permitted on the first Distribution Date as to which any decrease applies will be permitted on any subsequent Distribution Date on which the above criteria are satisfied.

                  SENIOR PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date and the Group 1 Certificates, the sum of (i) the Senior Percentage of the Principal Payment Amount (exclusive of the portion thereof attributable to the related Class I-P Principal Distribution Amount), (ii) the Senior Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the related Class I-P Principal Distribution Amount), and (iii) the Senior Liquidation Amount.

                  As to any Distribution Date and the Group 2 Certificates, the amount determined from the PNC 2000-5 Certificate Distribution Date Information as having been distributed on the PNC 2000-5 Certificate as principal for the immediately preceding PNC 2000-5 Certificate Distribution Date.

                  SERVICERS: With respect to each Group 1 Mortgage Loan, First Nationwide or Midwest, any successor in interest or any successor servicer appointed as provided herein, as indicated on the Mortgage Loan Schedule.

                  SERVICER EMPLOYEE: As defined in Section 3.18.

                  SERVICING ADVANCE: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by a Servicer of its servicing obligations, including, but not limited to, the cost (including reasonable attorneys' fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to a Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Group 1 Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services); (iv) any expenses incurred by a Servicer in connection with obtaining an environmental inspection or review pursuant to the second paragraph of Section 3.11(a) and (v) compliance with the obligations under Section 3.09.

                  SERVICING FEE: As to each Group 1 Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Group 1 Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Group 1 Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.14.

                  SERVICING FEE RATE: As to each Group 1 Mortgage Loan, the per annum rate set forth on the related Mortgage Loan Schedule.

                  SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the related Group 1 Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by a Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

                  SPECIAL HAZARD COVERAGE TERMINATION DATE: The point in time at which the applicable Special Hazard Loss Coverage Amount is reduced to zero.

                  SPECIAL HAZARD LOSS: Any Realized Loss incurred on a Group 1 Mortgage Loan, to the extent that such Realized Loss was on account of direct physical damage to a Mortgaged Property, but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to this Agreement, to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

                  (a)      normal wear and tear;

                  (b) fraud, conversion or other dishonest act on the part of the Trustee, the applicable Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

                  (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

                  (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss;"

                  (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

                  (A) by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                  (B)      by military, naval or air forces; or

                  (C) by an agent of any such government, power, authority or forces;

                  (f) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

                  (g) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

                  SPECIAL HAZARD LOSS COVERAGE AMOUNT: With respect to the first Distribution Date, $2,204,380. With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Group 1 Mortgage Loans, (ii) twice the principal balance of the largest Group 1 Mortgage Loan, and (iii) the aggregate of the principal balances of the Group 1 Mortgage Loans secured by the Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Group 1 Certificates since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Group 1 Mortgage Loans then due, whether or not paid.

                  SPECIAL HAZARD MORTGAGE LOAN: A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

                  STARTUP DAY: The Closing Date.

                  STATED PRINCIPAL BALANCE: As to any Group 1 Mortgage Loan and Due Date, the unpaid principal balance of such Group 1 Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

                  STRIPPED INTEREST RATE: With respect to any Premium Rate Mortgage Loan, the excess, if any, of the Net Mortgage Rate for such Group 1 Mortgage Loan over 7.50%.

                  SUBORDINATE CERTIFICATES: As specified in the Preliminary Statement.

                  SUBORDINATE LIQUIDATION AMOUNT: For any Distribution Date and Loan Group 1, the excess, if any, of the aggregate Liquidation Principal of all Group 1 Mortgage Loans which became Liquidated Mortgage Loans during the calendar month preceding the month of such Distribution Date over the sum of the related Senior Liquidation Amount for such Distribution Date.

                  SUBORDINATE PERCENTAGE: As to any Distribution Date and the Group 1 Certificates, 100% minus the Senior Percentage for such Distribution Date.

                  SUBORDINATE PREPAYMENT PERCENTAGE: As to any Distribution Date and the Group 1 Certificates, 100% minus the Senior Prepayment Percentage for such Distribution Date.

                  SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date and the Subordinate Certificates will equal (A) the sum of (i) the Subordinate Percentage of the Principal Payment Amount (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount),
(ii) the Subordinate Prepayment Percentage for the Group 1 Certificates of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount), and (iii) the Subordinate Liquidation Amount less (B) the Class I-P Deferred Amounts required to be paid to the Class I-P Certificates on such Distribution Date.

                  SUBORDINATION LEVEL: As to any Distribution Date and any Class of Subordinate Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Group 1 Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Group 1 Certificates, in each case immediately prior to such Distribution Date.

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                  SUBSERVICER: Any Subservicer which is subservicing the Group 1
Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 3.02.

                  SUBSERVICING AGREEMENT: An agreement between a Servicer and a Subservicer for the servicing of the related Group 1 Mortgage Loans.

                  SUBSTITUTION ADJUSTMENT AMOUNT: As defined in Section 2.03.

                  TAX MATTERS PERSON: The person designated as "tax matters person" in the manner provided under Treasury regulationss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. Initially, the Tax Matters Person shall be the Trustee.

                  TAX MATTERS PERSON CERTIFICATE: The Class A-R Certificate with a Denomination of $0.05.

                  TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

                  TRUST FUND: The corpus of the trust created hereunder consisting of (i) the Group 1 Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date, other than such amounts which were due on the Group 1 Mortgage Loans on or before the Cut- off Date; (ii) the PNC 2000-5 Certificate and all interest and principal received on or with respect thereto after the Closing Date; (iii) the Collection Accounts and Certificate Account; (iv) property which secured a Group 1 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the Cut-off Date; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

                  TRUSTEE: Bank One, National Association and its successors and, if a successor trustee is appointed hereunder, such successor.

                  TRUSTEE FEE: As to any Distribution Date and the Group 1 Mortgage Loans, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Group 1 Mortgage Loans on such Due
Date).

                  TRUSTEE FEE RATE: With respect to each Group 1 Mortgage Loan, the per annum rate equal to 0.0127%.

                  UNDERLYING AGREEMENT: The Pooling and Servicing Agreement dated July 1, 2000 between PNC Mortgage Securities Corp. and State Street Bank and Trust Company pursuant to which the PNC 2000-5 Certificate was issued.

                  UNDERLYING EVENT OF DEFAULT: An event of default under the Underlying Agreement.

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                  UNDERLYING MORTGAGE LOANS: The group of mortgage loans
included in an underlying trust established pursuant to the Underlying
Agreement.

                  UNDERLYING REALIZED LOSS: A loss incurred on a defaulted Underlying Mortgage Loan, as reported on the PNC 2000-5 Certificate Distribution Date Information.

                  UNDERLYING SERIES: PNC Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2000-5.

                  VOTING RIGHTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to each Class of Notional Amount Certificates (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

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                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE ASSETS;
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01.     Conveyance of Mortgage Assets.

                  (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to
(i) the PNC 2000-5 Certificate, including all payments of principal and interest received with respect to the PNC 2000-5 Certificate after the Closing Date, with appropriate endorsements and other documentation sufficient under the Underlying Agreement to transfer the PNC 2000-5 Certificate or the beneficial interest therein to the Trustee and (ii) each Group 1 Mortgage Loan, including all interest and principal received or receivable on or with respect to such Group 1 Mortgage Loans after the Cut-off Date and all interest and principal payments on the Group 1 Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Group 1 Mortgage Loans on or before the Cut-off Date; provided, with respect to the Group I Mortgage Loans identified as number 16836769, 16840985, and 16865156, the principal portion of the scheduled payments due on October 1, 2000 are not transferred to the Trustee and will be payable to the Depositor or its designee.

                  (b) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders, the documents and instruments with respect to each Group 1 Mortgage Loan as assigned:

                  (i) the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed "Pay to the order of ________________, without recourse" and signed in the name of the last named endorsee by an authorized officer;

                  (ii) the original of any guarantee executed in connection with the Mortgage Note (if any);

                  (iii) the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Group 1 Mortgage Loan is a MOM Loan, with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the related Seller indicating that such Mortgage has been delivered for recording. The return directions for the original Mortgage should indicate, when recorded, mail to the related Seller;

                  (iv) the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the applicable Seller, the original

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



         to be delivered to such Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

                  (v) unless the Group 1 Mortgage Loan is registered on the MERS(R) System, the original Assignment of Mortgage as appropriate, in recordable form, for each Group 1 Mortgage Loan assigned in blank;

                  (vi) the originals of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN), including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the applicable Seller, the original to be delivered to the Trustee forthwith after return from such recording office);

                  (vii) the original mortgage title insurance policy, or copy of title commitment (or in appropriate jurisdictions, attorney's opinion of title and abstract of title);

                  (viii) the original primary mortgage insurance certificate, if any or copy of mortgage insurance certificate; and

                  (ix) in the case of a Co-op Loan, the originals of the following documents or instruments: a copy of the Co-op Lease and the assignment of such Co-op Lease to the originator of the Group 1 Mortgage Loan, with all intervening assignments showing a complete chain of title and an assignment thereof by the related Seller; the stock certificate together with an undated stock power relating to such stock certificate executed in blank; the recognition agreement in substantially same form as standard "AZTECH" form; and copies of the financial statement filed by the originator as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 assignment of such security interest by the related Seller in a form sufficient for filing.

                  In the event a Seller delivers to the Trustee certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, such Seller shall deliver to the Trustee, within 60 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Trustee due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

                  In the event that in connection with any Group 1 Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the applicable Seller or the Depositor by the applicable title insurer

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



in the case of clause (c) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office.

                  As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Trustee shall (i) affix the Trustee's name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which the Trustee has not received the information required to prepare such assignment in recordable form, the Trustee's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Trustee need not cause to be recorded (a) any assignment which relates to a Group 1 Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the applicable Seller (at such Seller's expense) to the Trustee, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Group 1 Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the related Seller and its successors and assigns.

         In connection with the assignment of any Group 1 Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, at the Depositor's own expense, on or prior to the Closing Date, the MERS(R) System to indicate that such Group 1 Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Group 1 Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code "[IDENTIFY TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR TRUSTEE]" which identifies the Trustee and
(b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Group 1 Mortgage Loans. The Depositor further agrees that it will not, and will not permit any Servicer to, and each Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Group 1 Mortgage Loan during the term of this Agreement unless and until such Group 1 Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  (c) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders, the PNC 2000-5 Certificate (or, if the PNC 2000-5 Certificate is in book-entry form, evidence of the Trustee's interest in the PNC 2000-5 Certificate). To the extent available, the Depositor shall also deliver or cause to be delivered to the Trustee no later than the Closing Date, the offering document and the Underlying Agreement with respect to the PNC 2000-5 Certificate and the most recent PNC 2000-5 Certificate Distribution Date Statement received by the Depositor.

                  All rights arising out of the PNC 2000-5 Certificate including, without limitation, all funds received on or in connection with the PNC 2000-5 Certificate shall be held by the Trustee in trust for the benefit of the Certificateholders. The Trustee shall maintain a complete set of books and records for the PNC 2000-5 Certificate which shall be clearly marked to reflect the ownership of the PNC 2000-5 Certificate by the Trustee for the benefit of the Certificateholders.

                  (d) The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to in this Section 2.01, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the Custodian.

                  (e) It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Assets by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Assets by the Depositor to the Trustee. It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Assets by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Assets are held to be the property of the Depositor, or if any for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Assets then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Assets and all amounts payable to the holders of the Mortgage Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "in possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (e) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Assets, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

         SECTION 2.02.     Acceptance by the Trustee.

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



                  The Trustee acknowledges receipt of the PNC 2000-5 Certificate and the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and declares that it holds and will hold the PNC 2000-5 Certificate and such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the Mortgage Notes in the State of Texas, unless otherwise permitted by the Rating Agencies.

                  The Trustee agrees to execute and deliver on the Closing Date to the Depositor, each Seller and the Servicers an Initial Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Group 1 Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

                  Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor, each Seller and Servicer a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

                  If, in the course of such review, the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Trustee shall list such as an exception in the Final Certification; PROVIDED, HOWEVER, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

                  The related Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if such Seller does not correct or cure such defect within such period, such Seller shall either (a) substitute for the related Group 1 Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Group 1 Mortgage Loan from the Trustee within 90 days from the date such Seller was notified of such defect in writing at the Repurchase Price of such Group 1 Mortgage Loan; PROVIDED, HOWEVER, that in no event shall such substitution or repurchase occur more than 540 days from the Closing Date, except that if the substitution or repurchase of a Group 1 Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then such substitution or repurchase shall occur within 720 days from the Closing Date; and FURTHER PROVIDED, that a Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Trustee's failure to record such Assignment of Mortgage, and no Seller shall be obligated to repurchase or cure any Group 1 Mortgage Loan solely as a result of the Trustee's failure to record such Assignment of Mortgage. The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Group 1 Mortgage Loan (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Group 1 Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the related Group 1 Mortgage Loan is returned to the Trustee. Any such substitution pursuant to (a) above or purchase pursuant to clause (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to clause (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Repurchase Price for any such Group 1 Mortgage Loan shall be deposited by the applicable Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File to such Seller and shall execute and deliver at such entity's request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee's interest in any Group 1 Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if the applicable Seller that repurchases the Group 1 Mortgage Loan is not a member of MERS and the Mortgage is registered on the MERS(R) System, the related Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

                  It is understood and agreed that the obligation of each Seller to cure, substitute for or to repurchase any Group 1 Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against such Seller.

         SECTION 2.03.     Representations and Warranties of the Sellers and
                           Servicer.

                  (a) Each of DLJMC, in its capacity as Seller, of PNC, in its capacity as Seller and First Nationwide, in its capacity as Seller and Servicer, hereby makes the representations and warranties applicable to it set forth in
Schedule IIA, IIB or IIC, as applicable hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

                  (b) Each of DLJMC, PNC and First Nationwide, in their capacity as Sellers, hereby makes the representations and warranties set forth in
Schedule IIIA, IIIB or IIIC, as applicable hereto applicable to the DLJ Loans, the PNC Loans and the First Nationwide Loans, respectively, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

                  (c) Each of First Nationwide and Midwest, in their capacity as Servicers is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Group 1 Mortgage Loans that are registered with MERS.

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



                  (d) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Group 1 Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. Each Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Group 1 Mortgage Loan sold by such Seller to the Trust, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Group 1 Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Group 1 Mortgage Loan or Group 1 Mortgage Loans from the Trustee at the Repurchase Price in the manner set forth below; PROVIDED, HOWEVER, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Qualified Substitute Mortgage Loan. The related Seller shall promptly reimburse the applicable Servicer and the Trustee for any actual out-of-pocket expenses reasonably incurred by the applicable Servicer and the Trustee in respect of enforcing the remedies for such breach. With respect to any representation and warranties described in this Section which are made to the best of a Seller's knowledge if it is discovered by either the Depositor, any Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Group 1 Mortgage Loan or the interests of the Certificateholders therein, notwithstanding such Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  With respect to any Qualified Substitute Mortgage Loan or Loans, the applicable Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the applicable Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter such Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The applicable Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and such Seller shall deliver the amended Mortgage Loan Schedule to the Trustee and the Servicers. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Group 1 Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the applicable Seller and shall execute and deliver at such Seller's direction such instruments of transfer or assignment prepared by such Seller, in each case without recourse, as shall be necessary to vest title in such Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

                  For any month in which a Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "SUBSTITUTION ADJUSTMENT AMOUNT") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Certificate Account by the related Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Group 1 Mortgage Loan became required to be repurchased or replaced hereunder.

                  In the event that a Seller shall have repurchased a Group 1 Mortgage Loan, the Repurchase Price therefor shall be deposited in the Certificate Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which such Seller became obligated hereunder to repurchase or replace such Group 1 Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Group 1 Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

                  The representations and warranties made pursuant to this
Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

                  (e) With respect to the First Nationwide Loans described on
Schedule IV hereto, First Nationwide agrees that if foreclosure proceedings are commenced with respect to any of such Mortgage Loans as a result of the related Mortgagor's failure to pay the Monthly Payment due on September 1, 2000, then First Nationwide will repurchase such Mortgage Loan from the Trust Fund or remove such Mortgage Loan and substitute in its place one or more Qualified Substitute Mortgage Loans in the manner provided in Section 2.03(c) above.

         SECTION 2.04. Representations and Warranties of the Depositor as to the Mortgage Assets.

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                  The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Assets that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Assets and Mortgage Notes, and did not encumber the Mortgage Assets during its period of ownership thereof, other than as contemplated by the Agreement.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee.

         SECTION 2.05. Delivery of Opinion of Counsel in Connection with Substitutions.

                  Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 90 days after the Closing Date unless the applicable Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         SECTION 2.06.     Execution and Delivery of Certificates.

                  The Trustee acknowledges receipt of the items described in
Section 2.02 of this Agreement and the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and, concurrently with such receipt, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

         SECTION 2.07.     REMIC Matters.

                  The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "tax matters person" with respect to the REMIC hereunder shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate. The REMIC's fiscal year shall be the calendar year.

         SECTION 2.08.     Covenants of a Servicer.

                  Each Servicer hereby covenants to the Depositor and the Trustee as follows:

                  (a) Such Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Primary Insurance Policy; and

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



                  (b) No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by such Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

         SECTION 2.09      Negative Covenants of the Trust Fund.

         Except as otherwise expressly permitted by this Agreement, the Trust Fund shall not:

                  (a) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust Fund;

                  (b) dissolve or liquidate in whole or in part;

                  (c) engage, directly or indirectly, in any business other than that arising out of the issue of the Certificates, and the actions contemplated or required to be performed under this Agreement;

                  (d) incur, create or assume any indebtedness for borrowed money;

                  (e) voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding; or

                  (f) merge, convert or consolidate with any other Person.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                               OF MORTGAGE ASSETS

         SECTION 3.01.     Servicers to Service Mortgage Loans.

                  For and on behalf of the Certificateholders, each Servicer shall service and administer the Group 1 Mortgage Loans serviced by it in accordance with the terms of this Agreement and with Accepted Servicing Practices. The obligations of each of First Nationwide and Midwest hereunder to service and administer the Group 1 Mortgage Loans shall be limited to the First Nationwide Loans and the Midwest Serviced Mortgage Loans, respectively; and with respect to the duties and obligations of each Servicer, references herein to "Group 1 Mortgage Loans" or related "Group 1 Mortgage Loans" shall be limited to the First Nationwide Loans (and the related proceeds thereof and related REO Properties), in the case of First Nationwide and the Midwest Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of Midwest; and in no event shall either Servicer have any responsibility or liability with respect to any of the other Group 1 Mortgage Loans. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders

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



and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Group 1 Mortgage Loan; provided that a Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Group 1 Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement. Each Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Group 1 Mortgage Loan. Each Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when such Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Group 1 Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Group 1 Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the related Servicer in accordance with Section 3.14, with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any Group 1 Mortgage Loan from registration on the MERS(R) System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the related Servicer.

                  Notwithstanding the foregoing, subject to Section 3.05(a), none of the Servicers shall make or permit any modification, waiver or amendment of any Group 1 Mortgage Loan that would both constitute a sale or exchange of such Group 1 Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan pursuant to Section 3.10 hereof which is treated as a Payoff of such Mortgage
Loan) and would cause the REMIC to fail to qualify as a REMIC. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Group 1 Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable such Servicer to service and administer the Group 1 Mortgage Loans to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to such Servicer.

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



                  In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Group 1 Mortgage Loans, notwithstanding that the terms of such Group 1 Mortgage Loans so permit.

                  The Servicers shall not have any duty, obligation, liability or responsibility of any kind with respect to the PNC 2000-5 Certificate or the Underlying Mortgage Loans (including, without limitation, the administration or servicing of the PNC 2000-5 Certificate or the Underlying Mortgage Loans or the collection of any amounts payable in respect thereof). Each Servicer hereby acknowledges that, to the extent such Servicer has previously serviced some or all of the Group 1 Mortgage Loans pursuant to another servicing agreement, the provisions contained in this Agreement shall supersede the provisions contained in such other servicing agreement from and after the Closing Date.

         SECTION 3.02. Subservicing; Enforcement of the Obligations of Subservicers.

                  (a) The Group 1 Mortgage Loans may be subserviced by a Subservicer on behalf of the related Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer (other than a Person to whom the Servicer is "outsourcing" a servicing function only) is a FNMA-approved lender or a FHLMC seller/servicer in good standing. A Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by such Servicer of the Subservicer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of such Servicer. Each Servicer shall pay all fees and expenses of any Subservicer engaged by such Servicer from its own funds.

                  Notwithstanding the foregoing, each Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an "OUTSOURCER") that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of such Servicer's obligation to perform all or substantially all of the servicing of the related Group 1 Mortgage Loans to such Outsourcer. In such event, the use by a Servicer of any such Outsourcer shall not release the related Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of such Servicer, and such Servicer shall pay all fees and expenses of the Outsourcer from such Servicer's own funds.

                  (b) At the cost and expense of a Servicer, without any right of reimbursement from the Depositor, Trustee, or the applicable Collection Account, such Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in

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



Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit such Servicer, at such Servicer's option, from electing to service the related Group 1 Mortgage Loans itself. In the event that a Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 7.01, and if requested to do so by the Trustee, such Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible. Each Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from such Servicer's own funds without any right of reimbursement from the Depositor, Trustee, or the applicable Collection Account.

                  (c) Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and its Subservicer, a Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, no Servicer shall be relieved of its obligations to the Depositor, Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Group 1 Mortgage Loans. Each Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of such Servicer or Outsourcer, as applicable, by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  For purposes of this Agreement, a Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Group 1 Mortgage Loans that are received by a related Subservicer regardless of whether such payments are remitted by the Subservicer to such Servicer.

                  Any Subservicing Agreement and any other transactions or services relating to the Group 1 Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the related Servicer alone, and the Depositor, the Trustee and the other Servicers shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability of the Depositor, Trustee or other Servicers to pay a Subservicer's fees and expenses.

         SECTION 3.03.      [Reserved].

         SECTION 3.04.     Trustee to Act as Servicer.

                  In the event that any Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of such Servicer pursuant to Section
3.09 hereof or any acts or omissions of the related predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Group 1 Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Group 1 Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iv) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to Section 7.02 hereof.

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



                  Each Servicer shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Group 1 Mortgage Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party.

         SECTION 3.05. Collection of Mortgage Loans; Collection Accounts; Certificate Account.

                  (a) Continuously from the date hereof until the principal and interest on all Group 1 Mortgage Loans have been paid in full or such Group 1 Mortgage Loans have become Liquidated Mortgage Loans, each Servicer shall proceed in accordance with the customary and usual standards of practice of prudent mortgage loan servicers to collect all payments due under each of the related Group 1 Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy and shall take special care with respect to Group 1 Mortgage Loans for which a Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Group 1 Mortgage Loans and the Mortgaged Properties, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the terms of this Agreement, each Servicer may also waive, modify or vary any term of any Group 1 Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in such Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); PROVIDED, HOWEVER, that such Servicer may not modify materially or permit any Subservicer to modify any Group 1 Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Group 1 Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Group 1 Mortgage Loan), or extend the final maturity date of such Group 1 Mortgage Loan, unless such Group 1 Mortgage Loan is in default or, in the judgment of the related Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Group 1 Mortgage Loan below the sum of the Stripped Interest Rate and the sum of the rates at which the Expense Fees with respect to such Group 1 Mortgage Loan accrues. In the event of any such arrangement, the related Servicer shall make Advances on the related Group 1 Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Group 1 Mortgage Loan without modification thereof by reason of such arrangements.

                  (b) Each Servicer shall segregate and hold all funds collected and received pursuant to a Group 1 Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled "[Servicer's name], in trust for the Holders of DLJ Mortgage Acceptance Corp., FNT Mortgage Pass-Through Certificates, Series 2000-2" or, if established and maintained by a Subservicer on behalf of a Servicer, "[Subservicer's name], in trust for [Servicer's name]" or

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



"[Subservicer's name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools. Each Collection Account shall be an Eligible Account acceptable to the Depositor and Trustee. Any funds deposited in a Collection Account shall at all times be either invested in Eligible Investments or shall be fully insured to the full extent permitted under applicable law. Funds deposited in a Collection Account may be drawn on by the applicable Servicer in accordance with Section 3.08.

                  (c) Each Servicer shall deposit in the applicable Collection Account on a daily basis and retain therein, the following collections remitted by Subservicers or payments received by such Servicer and payments made by such Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

                  (i) all payments on account of principal on the related Group 1 Mortgage Loans, including all Principal Prepayments (but net of any related Prepayment Penalties);

                  (ii) all payments on account of interest on the related Group 1 Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the related Servicing Fee Rate, the Excess Servicing Fee Rate, if applicable, and the Lender PMI Rate, if applicable;

                  (iii) all Liquidation Proceeds on the related Group 1 Mortgage Loans;

                  (iv) all Insurance Proceeds on the related Group 1 Mortgage Loans including amounts required to be deposited pursuant to Section
         3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.09);

                  (v)      all Advances made by such Servicer pursuant to
         Section 4.01;

                  (vi) with respect to each Principal Prepayment on the related Group 1 Mortgage Loans, the Prepayment Interest Shortfall, if any, for the Prepayment Period. The aggregate of such deposits shall be made from such Servicer's own funds, without reimbursement therefor, up to a maximum amount per month equal to the Compensating Interest Payment, if any, for the Group 1 Mortgage Loans serviced by that Servicer and Distribution Date;

                  (vii) any amounts required to be deposited by such Servicer in respect of net monthly income from REO Property pursuant to Section 3.11; and

                  (viii)   any other amounts required to be deposited hereunder.

                  (d) The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income and Prepayment Penalties need not be deposited by such Servicer into such Collection Account. In addition, notwithstanding the provisions of this Section 3.05, each Servicer may deduct from amounts received by it, prior to deposit to the applicable Collection Account, any

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



portion of any Scheduled Payment representing the applicable Servicing Fee, the Excess Servicing Fee, if applicable, or the Lender PMI Fee, if applicable. In the event that a Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account. Each Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section. All funds deposited in a Collection Account shall be held in trust for the Group 1 Certificateholders until withdrawn in accordance with Section 3.08(a).

                  Notwithstanding any provision of this Agreement to the contrary, in the case of the First Nationwide Loans, all Prepayment Penalties and Excess Servicing Fees shall be for the account of First Nationwide in its capacity as a Seller and shall not be payable to the Servicer of the First Nationwide Loans as servicing compensation. Such Servicer shall promptly (i) remit to First Nationwide all such amounts upon receipt thereof or (ii) at the written request of First Nationwide, deposit all such amounts upon receipt thereof in an account to be established by such Servicer in accordance with
Section 3.19. All Prepayment Penalties on the Midwest Serviced Loans shall be payable to Midwest in its capacity as a Servicer.

                  (e) On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

                  (i) the aggregate amount remitted by a Servicer to the Trustee pursuant to Section 3.08(a)(viii);

                  (ii)     any amount deposited by the Trustee pursuant to
         Section 3.05(e) in connection with any losses on Eligible Investments; and

                  (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

                  (f) In the event that a Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b). In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a Servicer.

                  (g) Each institution at which a Collection Account or the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the related Servicer or the Trustee, respectively, in Eligible Investments, which shall mature not later than the Business Day immediately preceding the Distribution Date and shall not be sold or disposed of prior to its maturity. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related Servicer in the related Collection Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account and made in accordance with this Section 3.05. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trustee in the Certificate Account.

                  Each Servicer shall give notice to the Trustee, each related Seller, each Rating Agency and the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof. The Trustee shall give notice to each Servicer, each Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

         SECTION 3.06. Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

                  (a) To the extent required by the related Mortgage Note and not violative of current law, the applicable Servicer shall segregate and hold all funds collected and received pursuant to a Group 1 Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "DLJ Mortgage Acceptance Corp., FNT Mortgage Pass-Through Certificates, Series 2000-2" or, if established and maintained by a Subservicer on behalf of a Servicer, "[Subservicer's name], in trust for [Servicer's name]" or "[Subservicer's name], as agent, trustee and/or bailee of taxes and insurance custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools. The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.06(d). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit P-1 hereto, in the case of an account established with a Servicer, or by a letter agreement in the form of Exhibit P-2 hereto, in the case of an account held by a depository other than a Servicer. A copy of such certification shall be furnished to the Depositor and Trustee.

                  (b) Each Servicer shall deposit in its Escrow Account or Accounts on a daily basis within one Business Day of receipt and retain therein:

                  (i) all Escrow Payments collected on account of the related Group 1 Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

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



                  (ii) all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  (c) Each Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06(d). Each Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

                  (d) Withdrawals from the Escrow Account or Accounts may be made by the related Servicer only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                  (ii) to reimburse such Servicer for any Servicing Advances made by such Servicer pursuant to Section 3.06(e) with respect to a related Group 1 Mortgage Loan, but only from amounts received on the related Group 1 Mortgage Loan which represent late collections of Escrow Payments thereunder;

                  (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Group 1 Mortgage Loan;

                  (iv) for transfer to the related Collection Account to reduce the principal balance of the related Group 1 Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                  (v) for application to restore or repair of the related Mortgaged Property in accordance with the procedures outlined in
         Section 3.09(e);

                  (vi) to pay to such Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in such Escrow Account; and

                  (vii) to clear and terminate such Escrow Account on the termination of this Agreement.

                  (e) With respect to each Group 1 Mortgage Loan, the applicable Servicer shall maintain accurate records reflecting the status of ground rents and taxes and any other item which may become a lien senior to the lien of the related Mortgage and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect or cause to be effected payment thereof prior to the applicable penalty or termination date.

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         SECTION 3.07. Access to Certain Documentation and Information Regarding
the Mortgage Loans; Inspections.

                  (a) Each Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Group 1 Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by such Servicer.

                  (b) Each Servicer shall inspect the related Mortgaged Properties as often as deemed necessary by such Servicer in such Servicer's sole discretion, to assure itself that the value of such Mortgaged Property is being preserved. In addition, if any Group 1 Mortgage Loan is more than 60 days delinquent, the applicable Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. Each Servicer shall keep a written or electronic report of each such inspection.

         SECTION 3.08. Permitted Withdrawals from the Collection Accounts and Certificate Account.

                  (a) Each Servicer may from time to time make withdrawals from the related Collection Account for the following purposes:

                  (i) to pay to such Servicer (to the extent not previously retained by such Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to such Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

                  (ii) to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Group 1 Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by such Servicer);

                  (iii) to reimburse such Servicer for any Nonrecoverable Advance previously made;

                  (iv) to reimburse such Servicer for (A) unreimbursed Servicing Advances, such Servicer's right to reimbursement pursuant to this clause (A) with respect to any Group 1 Mortgage Loan being limited to amounts received on such Group 1 Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Group 1 Mortgage Loan) respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.11 hereof;

                  (v) to pay to the purchaser, with respect to each Group 1 Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

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                  (vi) to reimburse the related Seller, the related Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

                  (vii) to withdraw any amount deposited in such Collection Account and not required to be deposited therein, including investment earnings net of investment losses;

                  (viii) on or prior to the Business Day immediately preceding each Distribution Date, to withdraw an amount equal to the Available Funds or portion thereof for such Distribution Date and remit such amount to the Trustee for deposit in the Certificate Account; and

                  (ix) to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

                  Each Servicer shall keep and maintain separate accounting, on a Group 1 Mortgage Loan by Group 1 Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account pursuant to such subclauses (i), (ii), (iv) and (v). Prior to making any withdrawal from a Collection Account pursuant to subclause (iii), the related Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Group 1 Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

                  (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of
Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay to itself the Trustee Fee and any investment income earned for the related Distribution Date;

                  (ii) to withdraw and return to the applicable Servicer for deposit to the applicable Collection Account any amount deposited in the Certificate Account and not required to be deposited therein; and

                  (iii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof.

         SECTION 3.09. Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Primary Insurance Policy; Claims; Restoration of Mortgaged Property.

                  (a) Each Servicer shall cause to be maintained for each Group 1 Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated either: "V" or better in the current Best's Key Rating Guide ("BEST'S") or acceptable to FNMA and/or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing

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such Group 1 Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of the Group 1 Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.

                  If upon origination of the Group 1 Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the related Servicer shall cause a flood insurance policy to be maintained with respect to such Group 1 Mortgage Loan. Such policy shall meet the requirements of the current guidelines of the Federal Insurance Administration and be in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

                  If a Mortgage is secured by a unit in a condominium project, the related Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the requirements of the Servicer for mortgage loans that it services on its own account.

                  Each Servicer shall cause to be maintained on each Mortgaged Property such other additional special hazard insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any Primary Insurance Policy insurer, or as may be required to conform with Accepted Servicing Practices to the extent permitted by the Mortgage Note, the Mortgage or applicable law.

                  All policies required hereunder shall name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for prior written notice of any cancellation, reduction in amount or material change in coverage.

                  A Servicer shall not interfere with the Mortgagor's freedom of choice at the origination of such Group 1 Mortgage Loan in selecting either his insurance carrier or agent, provided, however, that such Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated: V in Best's or acceptable FNMA and/or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The related Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

                  Pursuant to Section 3.05, any amounts collected by a Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Group 1 Mortgage Loan, or to be released to the Mortgagor, in accordance with such Servicer's normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08(a)).

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                  Any cost incurred by a Servicer in maintaining any such
insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Group 1 Mortgage Loan, notwithstanding that the terms of the Group 1 Mortgage Loan so permit. Such costs shall be recoverable by the related Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) In the event that a Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Group 1 Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.09(a) and otherwise complies with all other requirements of Section 3.09(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.09(a). Any amounts collected by a Servicer under any such policy relating to a Group 1 Mortgage Loan shall be deposited in the related Collection Account subject to withdrawal pursuant to
Section 3.08(a). Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.09(a), and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer's funds, without reimbursement therefor. Upon request of the Trustee, a Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee. In connection with its activities as Servicer of the related Group 1 Mortgage Loans, such Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

                  (c) With respect to each Group 1 Mortgage Loan (other than any Lender PMI Mortgage Loans) with a Loan-to-Value Ratio in excess of 80% which the applicable Seller represented to be covered by a Primary Insurance Policy as of the Cut-off Date, the related Servicer shall, without any cost to the Depositor or Trustee, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Group 1 Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay, the premium thereon on a timely basis, until the Loan-to-Value Ratio of such Group 1 Mortgage Loan is reduced to 80%. In the event that such Primary Insurance Policy shall be terminated, the related Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be a Qualified Insurer, the related Servicer shall determine whether recoveries under the Primary Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that such Servicer shall in no event have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the related Servicer determines that recoveries are so jeopardized, it shall notify the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The related Servicer shall not take

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



any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.10, each Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the related Servicer shall obtain a replacement Primary Insurance Policy as provided above.

                  With respect to the Lender PMI Mortgage Loans, Midwest shall maintain the Primary Insurance Policy for the life of such Group 1 Mortgage Loans, unless otherwise prohibited by law.

                  (d) In connection with its activities as servicer, each Servicer agrees to prepare and present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting defaulted Group 1 Mortgage Loans. Pursuant to Section 3.05, any amounts collected by a Servicer under any Primary Insurance Policy shall be deposited in the related Collection Account, subject to withdrawal pursuant to
Section 3.08.

                  (e) A Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, each Servicer shall comply with the following conditions in connection with any such release of Insurance
Proceeds:

                  (i) such Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                  (ii) such Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

                  (iii) pending repairs or restoration, such Servicer shall place the Insurance Proceeds in the related Escrow Account.

                  If the Trustee is named as an additional loss payee, the related Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

         SECTION 3.10.     Enforcement of Due-on-Sale Clauses; Assumption
                           Agreements.

                  (a) Each Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage

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Note. When the Mortgaged Property has been conveyed by the Mortgagor, the related Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Group 1 Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that such Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

                  (b) If a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, such Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event such Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and such Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Group 1 Mortgage Loan or the outstanding principal amount of the Group 1 Mortgage Loan shall be changed.

                  (c) To the extent that any Group 1 Mortgage Loan is assumable, the related Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Group 1 Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the related Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Group 1 Mortgage Loan.

                  (d) Subject to each Servicer's duty to enforce any due-on-sale clause to the extent set forth in this Section 3.10, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Group 1 Mortgage Loan, such Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in

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connection therewith. The related Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

         SECTION 3.11. Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

                  (a) Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Group 1 Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, each Servicer shall take such action as (i) such Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) such Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trustee and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; PROVIDED, HOWEVER, that such Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Group 1 Mortgage Loan after reimbursement to itself of such expenses and
(ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account). The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds and as provided in Section 3.08(a)(iv)(A).

                  Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by such Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Trustee with a written report of environmental inspection.

                  In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the related Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances made by such Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. If however, the aggregate of such clean up and foreclosure costs and Servicing Advances are less than or equal to

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the estimated value of the Mortgaged Property, then the related Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08(a) hereof. In the event the related Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, such Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08(a) hereof, and such Servicer shall have no further obligation to service such Group 1 Mortgage Loan under the provisions of this Agreement.

                  (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The related Servicer shall furnish to the Trustee on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and such Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous calendar month. That statement shall be accompanied by such other information as the Trustee shall reasonably request and which is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date. The related Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

                  To the extent consistent with Accepted Servicing Practices, the related Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is equal to the outstanding principal balance of the related Group 1 Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

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                  (c) In the event that the Trust Fund acquires any Mortgaged
Property as aforesaid or otherwise in connection with a default or imminent default on a Group 1 Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the REMIC hereunder as defined in section 860F of the Code or cause the REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by
Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  In the event of a default on a Group 1 Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in
Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "FORECLOSURE") in respect of such Group 1 Mortgage Loan, the related Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Group 1 Mortgage Loan.

                  (d) The decision of a Servicer to foreclose on a defaulted Group 1 Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to such Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Group 1 Mortgage Loans (with interest accruing as though such Group 1 Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Group 1 Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Group 1 Mortgage Loan.

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                  (e) The proceeds from any liquidation of a Group 1 Mortgage
Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse such Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by such Servicer pursuant to Section 3.08(a)(iii) that related to such Group 1 Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Group 1 Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate, the Excess Servicing Fee Rate, if applicable, the Trustee Fee Rate and the Lender PMI Rate, if applicable, to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Group 1 Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.14.

                  (f) With respect to each of the Group I-B Certificates, each Servicer of the Group 1 Mortgage Loans may (but is not obligated to) enter into a special servicing agreement with an unaffiliated holder of a 100% Percentage Interest of the Group I-B Certificate with the lowest priority or a holder of a 100% interest in a class of securities representing such interests in such Class, subject to each Rating Agency's acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such Holder may (i) instruct the related Servicer to commence or delay foreclosure proceedings with respect to delinquent Group 1 Mortgage Loans and will contain provisions for the deposit of cash with such Servicer by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had such Servicer acted in accordance with its normal procedures, (ii) purchase delinquent Group 1 Mortgage Loans from the Trust Fund immediately prior to the commencement of foreclosure proceedings at a price equal to the aggregate outstanding Principal Balance of such Group 1 Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate through the last day of the month in which such Group 1 Mortgage Loan is purchased, and/or (iii) assume all of the servicing rights and obligations with respect to delinquent Group 1 Mortgage Loans so long as such Holder (A) meets the requirements for a Subservicer set forth in Section 3.02(a), and (B) will service such Group 1 Mortgage Loans in accordance with this Agreement.

                  (g) A Servicer, at its option, may (but is not obligated to) repurchase from the Trust Fund, (a) any related Group 1 Mortgage Loan that is delinquent in payment by three or more Scheduled Payments or (b) any related Group 1 Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially. If it elects to make any such repurchase, the related Servicer shall repurchase such Group 1 Mortgage Loan with its own funds at a price equal to the Repurchase Price for such Group 1 Mortgage Loan.

                  (h) A Servicer, at its option, may (but is not obligated to) purchase from the Trust Fund any REO Property. If it elects to make any such purchase, the related Servicer shall purchase

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such REO Property with its own funds at a price equal to the then fair market value for such REO Property, calculated on the basis of the average of two independent appraisals (obtained at the expense of such Servicer) of such REO Property.

         SECTION 3.12.     Trustee to Cooperate; Release of Mortgage Files.

                  Upon the payment in full of any Group 1 Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer will immediately notify the Trustee by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit M. Upon receipt of such request, the Trustee shall within three Business Days release the related Mortgage File to the related Servicer, and the Trustee shall within three Business Days of such Servicer's direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The related Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Group 1 Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, within three Business Days of delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the related Servicer. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by such Servicer no longer exists, unless the related Group 1 Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case such Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit M, signed by a Servicing Officer.

                  If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, such Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

         SECTION 3.13. Documents, Records and Funds in Possession of a Servicer to be Held for the Trustee.

                  Notwithstanding any other provisions of this Agreement, each Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Group 1 Mortgage Loan coming into the possession of the related Servicer from time to time required to

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be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Group 1 Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Group 1 Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Group 1 Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

         SECTION 3.14.     Servicing Fee.

                  As compensation for its services hereunder, each Servicer shall be entitled to withdraw from the applicable Collection Account or to retain from interest payments on the related Group 1 Mortgage Loans the amount of its Servicing Fee for each Group 1 Mortgage Loan, less any amounts in respect of its Servicing Fee payable by such Servicer pursuant to Section 3.05(c)(vii). The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by the related Servicer or as otherwise provided in Section 3.08(a).

                  Additional servicing compensation in the form of Ancillary Income shall be retained by the related Servicer. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02 and the payment of any premiums for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

         SECTION 3.15.     Access to Certain Documentation.

                  Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Group 1 Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by such Servicer. Nothing in this Section shall limit the obligation of any Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of such Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this

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Section 3.15 shall require any Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

         SECTION 3.16.     Annual Statement as to Compliance.

                  Each Servicer shall deliver to the Depositor and the Trustee on or before 120 days after the end of such Servicer's fiscal year, commencing in its 2000 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by such Servicer to cure such default. The Trustee shall forward a copy of each such statement to each Rating Agency.

         SECTION 3.17. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

                  On or before 120 days after the end of each Servicer's fiscal year, commencing in its 2000 fiscal year, each Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to such Servicer, any Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that, with respect to each Servicer, such firm has examined certain documents and records relating to the servicing of mortgage loans which such Servicer is servicing, including the related Group 1 Mortgage Loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for
(a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the related Servicer's expense, provided such statement is delivered by such Servicer to the Trustee.

         SECTION 3.18. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

                  Each Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Group 1 Mortgage Loans ("SERVICER

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EMPLOYEES"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Financial Institution Bond Form 22 - Fidelity Bond American International Specialty Lines Insurance Policy Form ("5713 5/93") Mortgage Banker Broker E&O and shall protect and insure the related Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure each Servicer against losses in connection with the release or satisfaction of a related Group 1 Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve a Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA. Upon the request of the Trustee, the related Servicer shall cause to be delivered to the Trustee a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

         SECTION 3.19. Excess Servicing Fees and Prepayment Penalties with Respect to the First Nationwide Loans.

                  (a) If requested by First Nationwide, the Servicer of the First Nationwide Loans shall segregate and hold all Prepayment Penalties and Excess Servicing Fees collected for the benefit of First Nationwide separate and apart from any of such Servicer's own funds and general assets and shall establish an account (the "FN Account") in accordance with instructions provided in writing by First Nationwide. Funds deposited in the FN Account shall be withdrawn by the related Servicer only in accordance with Section 3.19(c) below. Any interest paid and investment income on funds in the FN Account shall be deposited in such account, unless otherwise directed by First Nationwide.

                  (b) If instructed to establish the FN Account, the related Servicer shall deposit in the FN Account on a daily basis and retain therein all Prepayment Penalties and amounts of interest on the First Nationwide Loans representing Excess Servicing Fees.

                  (c) If instructed to establish the FN Account, the related Servicer shall withdraw from the FN Account and remit to First Nationwide on the Business Day prior to each Distribution Date (i) all Prepayment Penalties collected by such Servicer during the preceding Prepayment Period, (ii) the aggregate Excess Servicing Fee for such Distribution Date (including such portions thereof advanced by such Servicer pursuant to Section 4.01), and (iii) all investment income and interest on the funds in the FN Account not previously remitted to First Nationwide. The related Servicer also shall provide to First Nationwide on each Distribution Date a copy of the loan level report required to be provided by the related Servicer to the Trustee pursuant to Section 4.06.

                  (d) First Nationwide shall have the right, without the consent of the Servicers, the Depositor or the Trustee, to assign, in whole or in part, its right to receive Excess Servicing Fees and Prepayment Penalties with respect to some or all of the First Nationwide Loans. All references to First Nationwide in this Section 3.19 shall be deemed to include its assignees hereunder. However, in no event shall more than three such assignments be made during the term of this Agreement. First Nationwide shall give written notice of any such assignment to the related Servicer, which notice

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shall include an address for notice to the assignee of First Nationwide and wire transfer instructions for remittances to such assignee.

                  (e) If (i) the related Servicer fails to remit to First Nationwide any payment required to be made by such Servicer to First Nationwide under the terms of this Section 3.19, which failure continues unremedied for a period of two Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by First Nationwide to such Servicer, or (ii) such Servicer fails to duly observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Section 3.19, the breach of which has a material adverse effect and which continues unremedied for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by First Nationwide to such Servicer, then, and in each and every such case, First Nationwide shall be entitled to exercise whatever rights a Seller may have at law or equity to damages, including injunctive relief and specific performance. In addition, the related Servicer shall indemnify First Nationwide and hold it harmless from and against any and all losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting or arising from any material breach by such Servicer of its obligations to First Nationwide set forth in this Section 3.19, and such Servicer shall promptly pay to First Nationwide all such amounts upon written demand by it. Any cause of action relating to or arising out of any such breach shall accrue upon delivery of First Nationwide's written demand for payment to such Servicer.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                             ADVANCES BY A SERVICER

         SECTION 4.01.     Advances by a Servicer.

                  Each Servicer shall deposit in the Collection Account an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due on the related Group 1 Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. Each Servicer's obligation to make such Advances as to any related Group 1 Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Group 1 Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of such Servicer, been completely liquidated.

                  Each Servicer shall be obligated to make Advances in accordance with the provisions of this Agreement; provided however, that such obligation with respect to any related Group 1 Mortgage Loan shall cease if a Servicer determines, in its reasonable opinion, that Advances with respect to such Group 1 Mortgage Loan are Nonrecoverable Advances. In the event that such Servicer determines that any such advances are Nonrecoverable Advances, such Servicer shall provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.


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                  If an Advance is required to be made hereunder, the related
Servicer shall on the second Business Day (or, for so long as First Nationwide is the Servicer of the First Nationwide Loans, on the Business Day) immediately preceding the Distribution Date immediately following the related Determination Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.01, used by such Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by such Servicer from its own funds by deposit in such Collection Account on or before any future Distribution Date in which such funds would be due.

         SECTION 4.02.     Priorities of Distribution.

                  (a)      [Reserved].

                  (b) With respect to the Available Funds for each Asset Group, on each Distribution Date, the Trustee shall withdraw such Available Funds from the Certificate Account and apply such funds to distributions on the Certificates of the related Certificate Group, in the following order and priority and, in each case, to the extent of such Available Funds remaining:

                  (i) from monthly payments and other amounts on the Group 1 Mortgage Loans, to the Class I-P Certificates, an amount allocable to principal equal to the related Class I-P Principal Distribution Amount, up to the outstanding Class Principal Balance of such Certificates;

                  (ii) concurrently, (a) to each interest-bearing Class of Senior Certificates in the related Certificate Group, other than the Class II-A-2 Certificates on or prior to the Class II- A-2 Accrual Termination Date, an amount allocable to interest equal to the Interest Distribution Amount, and (b) on or prior to the Class II-A-2 Accrual Termination Date, the Class II-A-2 Accrual Amount, as principal, as follows:

                           (x) to the Class II-A-1 Certificates, until their Class Principal Balance has been reduced to zero;

                           (y) to the Class II-A-3 Certificates, until their Class Principal Balance has been reduced to zero; and

                           (z) to the Class II-A-2 Certificates, until their Class Principal Balance has been reduced to zero;

         any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount and the Class II-A-2 Accrual Amount that would have been distributed in the absence of such shortfall;


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                  (iii) on each Distribution Date, to the following Classes of
         Senior Certificates in such Certificate Group, up to the amount of the related Senior Principal Distribution Amount for such Certificate Group, as follows:

                  (A) With respect to Group 1, in the following order of priority, subject to Section 4.02(c),

                           (1) to the Class I-A-1 Certificates, until its Class Principal Balance has been reduced to zero; and

                           (2) to the Class A-R Certificates, until its Class Principal Balance has been reduced to zero;

                  (B) With respect to Group 2, in the following order of priority, subject to Section 4.02(c):

                           (1) to the Class II-A-1 Certificates, until its Class Principal Balance has been reduced to zero;

                           (2) to the Class II-A-3 Certificates, until its Class Principal Balance has been reduced to zero; and

                           (3) to the Class II-A-2 Certificates, until its Class Principal Balance has been reduced to zero.

                  (iv) to the extent of Available Funds remaining for Loan Group 1, to the Class I-P Certificates, any Class I-P Deferred Amount, up to an amount not to exceed the amount calculated pursuant to clause (A) of the definition of the Subordinate Principal Distribution Amount for such Distribution Date (with such amount to be allocated first from amounts in respect of the related Principal Payment Amount, second the related Subordinate Liquidation Amount and then the related Principal Prepayment Amount, in each case, of the definition of Subordinate Principal Distribution Amount);

                  (v) to the extent of Available Funds remaining for Loan Group 1, to each Class of Subordinate Certificates, subject to paragraphs (d) and (e) below, in the following order of priority:
                  (A) to the Class I-B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class I-B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (C) to the Class I-B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;


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                  (D)      to the Class I-B-2 Certificates, an amount allocable
                           to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (E) to the Class I-B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class I-B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (G) to the Class I-B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class I-B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (I) to the Class I-B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class I-B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (K) to the Class I-B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class I-B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero; and

                  (vi) to the Class A-R Certificates, any remaining Available Funds.

                  On any Distribution Date, amounts distributed in respect of Class I-P Deferred Amounts will not reduce the Class Principal Balance of the Class I-P Certificates.

                  (c) Notwithstanding the provisions of Section 4.02(b)(iii)(B), on each Distribution Date on and after the Senior Credit Support Depletion Date, the Senior Principal Distribution Amount for the Group 1 Senior Certificates will be distributed as principal to all Classes of the Group 1 Senior Certificates (other than the Class I-X Certificates and Class I-P Certificates), pro rata, based on aggregate Class Principal Balances immediately prior to such Distribution Date.

                  (d) On each Distribution Date, the amount referred to in clause (i) of the definition of Interest Distribution Amount for such Distribution Date for each Class of Certificates shall be reduced by the Trustee by:

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                  (i) with respect to the Group 1 Certificates, (A) the related
         Class' pro rata share (based on the applicable Interest Distribution Amount for each such Class before reduction pursuant to this Section 4.02(d)(i)) of Net Prepayment Interest Shortfalls for the Group 1 Mortgage Loans, and (B) the Class' Allocable Share of (I) after the Special Hazard Coverage Termination Date, with respect to each Group 1 Mortgage Loan that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Group 1 Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Group 1 Mortgage Loan with respect to such month, (II) after the Bankruptcy Coverage Termination Date, with respect to each Group 1 Mortgage Loan that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation, (III) each Relief Act Reduction for any Group 1 Mortgage Loan incurred during the calendar month preceding the month of such Distribution Date and (IV) after the Fraud Loss Coverage Termination Date, with respect to each Group 1 Mortgage Loan that became a Fraud Loan during the calendar month preceding the month of such Distribution Date the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Group 1 Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Group 1 Mortgage Loan with respect to such month.

                  (ii) with respect to the Group 2 Certificates, the related Class' pro rata share (based on the applicable Interest Distribution Amount for each such Class before reduction pursuant to this Section 4.02(d)(ii)) of Net Prepayment Interest Shortfalls for the Group 2 Assets.

                  (e) With respect to each Class of Subordinate Certificates, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distribution of Payoffs and Curtailments will be made to any Class or Classes of Subordinate Certificates junior to such Class (the "RESTRICTED CLASSES") and the amount otherwise distributable to the Restricted Classes in respect of such Payoffs and Curtailments will be allocated among the remaining Classes of Subordinate Certificates, pro rata, based upon their respective Class Principal Balances.

                  (f) On each Distribution Date on or prior to the Class II-A-2 Accrual Termination Date, the Class II-A-2 Accrual Amount for such Distribution Date shall not be distributed as interest with respect to the Class II-A-2 Certificates but shall instead be added to the Class Principal Balance of such Class on the related Distribution Date. With respect to any Distribution Date on or prior to the Class II-A-2 Accrual Termination Date, the Class II-A-2 Accrual Amount shall be deemed to have been added on such Distribution Date to the Class Principal Balance of the Class II-A-2 Certificates.

         SECTION 4.03.     [Reserved]

         SECTION 4.04.     [Reserved]

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         SECTION 4.05.     Allocation of Realized Losses.

                  (a) On or prior to each Determination Date, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

                  (b) Reserved.

                  (c) Realized Losses on the Group 1 Mortgage Loans with respect to any Distribution Date shall be allocated to Classes of Group 1 Certificates as follows:

                  (i) the applicable Class P Fraction of any Realized Loss incurred on a Class I-P Mortgage Loan, including any Excess Loss, shall be allocated to the Class I-P Certificates until the Class Principal Balance thereof is reduced to zero; and

                  (ii) (A) any Realized Loss on a Group 1 Mortgage Loan (other than the Class P Fraction thereof, if applicable, or an Excess Loss) shall be allocated FIRST, to the Subordinate Certificates in decreasing order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), until the respective Class Principal Balance of each such Class is reduced to zero, and SECOND, to the Group 1 Senior Certificates (other than the Class I-P Certificates, if applicable, and the Notional Amount Certificates), pro rata, on the basis of their respective Class Principal Balances;

                           (B) On each Distribution Date, Excess Losses (other than the Class P Fraction thereof, if applicable) experienced by the Group 1 Mortgage Loans will be allocated pro rata among the Classes of Group 1 Certificates (other than the Notional Amount Certificates and Class I-P Certificates, if applicable) based on their respective Class Principal Balances.

                  (d) On each Distribution Date, if the aggregate Class Principal Balance of all Group 1 Certificates exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans or the aggregate Class Principal Balance of all Group 2 Certificates exceeds the PNC 2000-5 Certificate Distribution Date Principal Balance immediately following the immediately preceding PNC 2000-5 Certificate Distribution Date (in each case, after giving effect to distributions of principal and the allocation of all losses to the related Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Subordinate Certificates or Group 2 Certificates, pro rata, as applicable, then outstanding.

                  (e) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to Section 4.05(d) shall be allocated by the Trustee among the Certificates of such Class in proportion to their respective Certificate Balances.

                  (f) Any allocation by the Trustee of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to Section 4.05(d) shall be accomplished by reducing the Certificate Balance thereof, immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Balance."

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         SECTION 4.06.     Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date, the Trustee shall prepare and cause to be made available via its internet website to each Group 1 Certificateholder, each Servicer, the Depositor and each Rating Agency, a statement setting forth with respect to the related distribution for each Certificate Group:

                  (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

                  (ii) the amount thereof allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

                  (iv) the Class Principal Balance of each Class of Group 1 Certificates after giving effect to the distribution of principal on such Distribution Date;

                  (v) the PNC 2000-5 Certificate Distribution Date Principal Balance and the aggregate Stated Principal Balance of the Group 1 Mortgage Loans;

                  (vi) the Senior Percentage and the Subordinate Percentage for the Group 1 Certificates, in each case, for the following Distribution Date;

                  (vii) the amount of the Servicing Fees and the Excess Servicing Fees and Prepayment Penalties, if applicable, with respect to such Distribution Date and the related Loan Group;

                  (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

                  (ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

                  (x) the number and aggregate principal amounts of Group 1 Mortgage Loans (A) delinquent (exclusive of Group 1 Mortgage Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and
         (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;


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                  (xi) for each of the preceding 12 calendar months, or all
         calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

                  (xii) with respect to any Group 1 Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Group 1 Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

                  (xiii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

                  (xiv) the Senior Prepayment Percentage for the Group 1 Certificates for the following Distribution Date;

                  (xv) the Subordinate Prepayment Percentage for the Group 1 Certificates for the following Distribution Date;

                  (xvi) the aggregate amount of Realized Losses for each Certificate Group incurred during the preceding calendar month and aggregate Realized Losses through such Distribution Date; and

                  (xvii) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date.

                  On the Business Day following each Determination Date, the Servicer shall furnish to the Trustee, and, if First Nationwide is no longer the Servicer of the Mortgage Loans, to First Nationwide a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit Q annexed hereto in hard copy and in standard Alltel/CPI tape or transmission format, as amended from time to time by Alltel (unless First Nationwide and the Trustee otherwise mutually agree to use another report format), as to the distribution to be made on the related Distribution Date. In the event that a subsequent Trustee requests First Nationwide to use a reporting format not otherwise mutually agreed to between First Nationwide and the prior Trustee that is not the standard Alltel/CPI tape or transmission format, and such other format is not otherwise being used by First Nationwide, then First Nationwide need not agree to the use of such format unless it receives from the Trustee compensation for First Nationwide's costs of obtaining and implementing such format. The Trustee shall make the reports required to be provided to Certificateholders hereunder (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and other parties hereto via the Trustee's internet website, which is presently located at www.abs.bankone.com. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Trustee at 1-800-524- 9472. The Trustee's responsibility for disbursing the above information to the Group 1

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Certificateholders is limited to the availability, timeliness and accuracy of the information derived from each Servicer.

                  (b) The Certificate Administrator or the Trustee, as applicable, shall prepare and make available to the Trustee (if the Trustee has appointed a Certificate Administrator), each Group 2 Certificateholder, the Depositor and each Rating Agency, based on and to the extent of the information so furnished to it in the PNC 2000-5 Certificate Distribution Date Information, no later than five Business Days following each Distribution Date, the following information:

                  (i) To the extent that the PNC 2000-5 Certificate has received a monthly distribution to be included in the payment on the Group 2 Certificates on the related Distribution Date, and to the extent reported in the related PNC 2000-5 Certificate Distribution Date
         Information:

                  (A) the PNC 2000-5 Certificate Distribution Date Principal Balance as of the second immediately preceding PNC 2000-5 Certificate Distribution Date and the immediately preceding PNC 2000-5 Certificate Distribution Date, which date shall be specified;

                  (B) the PNC 2000-5 Certificate Interest Rate and Net Prepayment Interest Shortfalls, if any, expressed as a per annum rate borne by the PNC 2000-5 Certificate with respect to the related PNC 2000-5 Certificate Distribution Date;

                  (C) the amount of interest distributed on the PNC 2000-5 Certificate on the related PNC 2000-5 Certificate Distribution Date;

                  (D) all Underlying Realized Losses incurred on the Underlying Mortgage Loans on the related PNC 2000-5 Certificate Distribution Date since the date of issuance of the PNC 2000-5 Certificate;

                  (E) all Underlying Realized Losses allocated to the PNC 2000-5 Certificate on the related PNC 2000-5 Certificate Distribution Date;

                  (F) the amount, aggregate principal balance and percentage of the Underlying Mortgage Loans that were
                           (i) more than 30 but fewer that 60 days delinquent,
                           (ii) more than 60 but fewer than 90 days delinquent,
                           (iii) 90 days or more delinquent, (iv) in foreclosure, and (v) "REO" property, each as of the end of the reporting period to which the PNC 2000-5 Certificate Distribution Date Statement delivered with respect to the PNC 2000-5 Certificate as of the related PNC 2000-5 Certificate Distribution Date;

                  (G) the amount of principal distributed on the PNC 2000-5 Certificate on the related PNC 2000-5 Certificate Distribution Date; and


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                  (H)      the total amount distributed on the PNC 2000-5
                           Certificate on the related PNC 2000-5 Certificate Distribution Date.

                  (ii) The aggregate outstanding principal balance of the Underlying Mortgage Loans as reported on the PNC 2000-5 Certificate Distribution Date Statement.

                  (c) The Certificate Administrator or the Trustee, as applicable, shall promptly notify the Depositor of the receipt following a Distribution Date of any corrected PNC 2000-5 Certificate Distribution Date Information with respect to the PNC 2000-5 Certificate which results in a change in excess of $1,000. The Certificate Administrator or the Trustee, as applicable, shall consult with the Depositor concerning such change and the Depositor and the Certificate Administrator or the Trustee, as applicable, shall mutually agree on a course of action with respect thereto.

                  (d) The Certificate Administrator or the Trustee, as applicable, shall promptly furnish to the Depositor and, upon the written request and at the expense of a Certificateholder, will make available to each Group 2 Certificateholder, copies of any notices, statements, reports or other communications including, without limitation, the PNC 2000-5 Certificate Distribution Date Statement, received by the Trustee in its capacity as holder of the PNC 2000-5 Certificate, with respect to the PNC 2000-5 Certificate. The Certificate Administrator or the Trustee, as applicable, shall furnish copies of all PNC 2000-5 Certificate Distribution Date Statements to the Rating Agencies promptly after its receipt of the same.

                  (e) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in, with respect to the Group 1 Certificates, clauses
(a)(i), (a)(ii) and (a)(vii) and, with respect to the Group 2 Certificates, clauses (b)(i)(B), (b)(i)(C) and (b)(i)(G), in each case, of this Section 4.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.


         SECTION 4.07. Appointment of Paying Agent and Certificate Administrator for Group 2 Certificates.

                  The Trustee may appoint an Eligible Institution to act as a paying agent (the "Paying Agent") or a certificate administrator (the "Certificate Administrator"), as the case may be, in order to delegate to such Eligible Institution any of its duties under this Agreement to administer the issuance, transfer and exchange of the Group 2 Certificates, administer payments to Group 2 Certificateholders or prepare information related to the Group 2 Certificates; PROVIDED, that the Trustee shall remain primarily responsible for any duties so delegated; PROVIDED, FURTHER, that the Trustee shall receive no additional compensation in connection with such appointment and delegation.


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                  Initially, the Trustee will be the Certificate Administrator and Paying Agent. If the Trustee ceases to serve as Certificate Administrator or Paying Agent, the Trustee shall send written notice to all the Group 2 Certificateholders (i) indicating that it is no longer in such capacity and (ii) setting forth its replacement, if any, appointed pursuant to this Section 4.07.

                                    ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01.     The Certificates.

                  The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

                  Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate,
(B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer upon the written order of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

                  The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

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                  (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

                  All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Trustee in accordance with the Trustee's customary procedures.

                  (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the "TRANSFEROR CERTIFICATE") and
(i) deliver a letter in substantially the form of either Exhibit K (the "INVESTMENT LETTER") or Exhibit L (the "RULE 144A LETTER") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Group 1 Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and each Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Group 1 Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each

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Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, each Seller and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or either Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

                  Notwithstanding the foregoing, the restrictions contained in the immediately preceding paragraph shall no longer apply to the Class I-B-1, Class I-B-2, Class I-B-3 Certificates if the Depositor delivers to the Trustee an Officer's Certificate stating that amendments proposed by the United States Department of Labor (the "DOL") to be made to Prohibited Transaction Exemption 90-83, 55 Fed. Reg. 50249 (December 5, 1990), as amended by PTE 97-34, 62 Fed.
Reg. 39021 (July 21, 1997) and similar exemptions have been published in final form substantially as proposed in the DOL Exemption Application No. D-10809, 65 Fed. Reg. 51454 (August 23, 2000). If such Officer's Certificate is delivered to the Trustee, the Trustee, the Depositor and the Servicers are authorized to take any action reasonably necessary to give effect thereto, including but not limited to removing the restrictive legend from the applicable Certificates and amending the letter

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of representation submitted to the Depository in connection with the registration of the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates.

                  To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "TRANSFER AFFIDAVIT") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit,

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         Transferor Certificate and either the Rule 144A Letter or the
         Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, any Seller or either Servicer, to the effect that the elimination of such restrictions will not cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

                  (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

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                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "DEFINITIVE CERTIFICATES") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Sellers, the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

         SECTION 5.03.    Mutilated, Destroyed, Lost or Stolen Certificates.

                  If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee such security or indemnity as may be required by it to hold it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.04.      Persons Deemed Owners.

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                  The Servicers, the Trustee and any agent of a Servicer or the
Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Trustee or any agent of a Servicer or the Trustee shall be affected by any notice to the contrary.

         SECTION 5.05.    Access to List of Certificateholders' Names and
                          Addresses.

                  If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, such Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 5.06.      Maintenance of Office or Agency.

                  The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                  THE DEPOSITOR, THE SELLERS AND THE SERVICERS

         SECTION 6.01. Respective Liabilities of the Depositor, the Sellers and the Servicers.

                  The Depositor, each Seller and each Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         SECTION 6.02. Merger or Consolidation of the Depositor, a Seller or a Servicer.

                  The Depositor, each Seller and each Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Group 1 Mortgage Loans and to perform its respective duties under this Agreement. Notwithstanding the foregoing, each Seller or

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each Servicer may be merged or consolidated into another Person in accordance with the following paragraph.

                  Any Person into which the Depositor, a Seller or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, a Seller or a Servicer shall be a party, or any person succeeding to the business of the Depositor, a Seller or a Servicer, shall be the successor of the Depositor, the related Seller or the related Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person with respect to a merger or consolidation of a Servicer shall be an institution which is a FNMA or FHLMC approved company in good standing. In addition to the foregoing, there must be delivered to the Trustee a letter from each of the Rating Agencies to the effect that such merger, conversion or consolidation of such Servicer will not result in a qualification, withdrawal or downgrade of the then current rating of any of the Certificates.

         SECTION 6.03. Limitation on Liability of the Depositor, the Sellers, a Servicer and Others.

                  None of the Depositor, any Seller, any Servicer nor any of the directors, officers, employees or agents of the Depositor, any Seller or any Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall representations or warranties made by it herein or protect the Depositor, any Seller, any Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, each Seller, each Servicer and any director, officer, employee or agent of the Depositor, a Seller or a Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. None of the Depositor, any Seller or any Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; PROVIDED, however, that any of the Depositor, any Seller or any Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, each Seller and each Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

         SECTION 6.04.     Limitation on Resignation of a Servicer.

                  A Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment, pursuant to the provisions of
Section 7.02, of a successor servicer which (i) has a net worth of not less than $15,000,000 and (ii) is a FNMA or FHLMC approved company in good standing and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a qualification, withdrawal or downgrading of the then current rating of any of the Certificates, or (b) upon determination that its duties hereunder are

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no longer permissible under applicable law. Any such determination under clause
(b) permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed such Servicer's responsibilities, duties, liabilities and obligations hereunder.

                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.01.     Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by any Servicer to make any deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required under Section 4.01) which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to such Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (ii) any failure by any Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement, or if any of the representations and warranties of such Servicer in Section 2.03(a) proves to be untrue in any material respect, which failure or breach continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the related Servicer by the Trustee or the Depositor, or to such Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (iii) failure by such Servicer to maintain, if required, its license to do business in any jurisdiction where the related Mortgaged Property is located; or

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (v) any Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or

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                  (vi) any Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or commence a voluntary case under, any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days.

                  Other than an Event of Default resulting from a failure of any Servicer to make any Advance, if an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to such Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the related Group 1 Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default results from the failure of any Servicer to make an Advance, the Trustee shall, by notice in writing to such Servicer and the Depositor (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the related Group 1 Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.

                  Upon receipt by such Servicer of such written notice of termination, all authority and power of such Servicer under this Agreement, whether with respect to the related Group 1 Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or its nominee. Upon written request from the Trustee, such Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments, place in such successor's possession all related Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the related Group 1 Mortgage Loans and related documents, at such Servicer's sole expense. Each Servicer shall cooperate with the Trustee and such successor in effecting the termination of such Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by such Servicer to the Collection Account or Escrow Account or thereafter received with respect to the related Group 1 Mortgage Loans. The Trustee shall thereupon make any Advance. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of any Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Group 1 Mortgage Loans and related documents, or otherwise.

         SECTION 7.02.     Trustee to Act; Appointment of Successor.

                  (a) On and after the time any Servicer receives a notice of termination pursuant to Section 7.01 of this Agreement, the Trustee shall, subject to and to the extent provided herein, be the successor to such Servicer, but only in its capacity as servicer under this Agreement, and not in any other, and the transactions set forth herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As

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compensation therefor, the Trustee shall be entitled to all funds relating to the related Group 1 Mortgage Loans that such Servicer would have been entitled to charge to the Collection Account, provided that the terminated Servicer shall nonetheless be entitled to payment or reimbursement as provided in Section 3.08(a) to the extent that such payment or reimbursement relates to the period prior to termination of such Servicer. Notwithstanding the foregoing, if the Trustee has become the successor to any Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to 4.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. Any successor to any Servicer shall be an institution which is a FNMA or FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, which is willing to service the related Group 1 Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer (other than liabilities of such Servicer under Section 6.03 hereof incurred prior to termination of such Servicer under Section 7.01 hereunder), with like effect as if originally named as a party to this Agreement; PROVIDED that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified, withdrawn or downgraded as a result of such assignment and delegation. Pending appointment of a successor to such Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to the limitations described herein, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Group 1 Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of the Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of such Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

                  (b) In connection with the termination or resignation of any Servicer hereunder, either (i) the successor Servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Group 1 Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Group 1 Mortgage Loan or servicing of such Group 1 Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer

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shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

                  Any successor to any Servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that such Servicer is required to maintain pursuant to this Agreement.

         SECTION 7.03.   Notification to Certificateholders.

                  (a) Upon any termination of or appointment of a successor to any Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

                  (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01.     Duties of the Trustee.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  (i) unless an Event of Default actually known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the

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         express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                  (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

         SECTION 8.02.   Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

                  (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

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                  (v)  the Trustee may execute any of the trusts or powers
         hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys;

                  (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

                  (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

         SECTION 8.03. Trustee Not Liable for Certificates, Mortgage Loans or PNC 2000-5 Certificate.

                  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or a Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Group 1 Mortgage Loan, the PNC 2000-5 Certificate, any PNC 2000- 5 Certificate Distribution Date Statement or related document, or of MERS or the MERS(R) System other than with respect to the Trustee's execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or a Servicer of any funds paid to the Depositor or a Servicer in respect of the Group 1 Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or a Servicer.

         SECTION 8.04.     Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, any Seller, a Servicer and their affiliates, with the same rights as it would have if it were not the Trustee.

         SECTION 8.05.     Trustee's Fees and Expenses.

                  The Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to

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Section 4.02 an amount equal to the Trustee Fee for such Distribution Date. The
Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, or (c) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by a Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

         SECTION 8.06.  Eligibility Requirements for the Trustee.

                  The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current Ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or any Servicer and its affiliates; PROVIDED, HOWEVER, that such entity cannot be an affiliate of any Seller, the Depositor or a Servicer other than the Trustee in its role as successor to a Servicer.

         SECTION 8.07.   Resignation and Removal of the Trustee.

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                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, each Seller, each Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section
8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer and each Seller and one copy to the successor trustee.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each Servicer and each Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

         SECTION 8.08.    Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and each Servicer and each Seller an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, each Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

                  No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current rating of the Certificates.

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                  Upon acceptance of appointment by a successor trustee as
provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.09.    Merger or Consolidation of the Trustee.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, a Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as a Servicer and the Trustee may consider necessary or desirable. If a Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) To the extent necessary to effectuate the purposes of this
         Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of a Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust

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         Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

                  (iv) The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to each Servicer and the Depositor.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.11.   Tax Matters.

                  It is intended that the assets with respect to which the REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to the REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders

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the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status; (h) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on the REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the REMIC, and otherwise act on behalf of the REMIC in relation to any tax matter or controversy involving it.

                  In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Group 1 Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The

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Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

                  In the event that any tax is imposed on "prohibited transactions" of the REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon the REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the applicable Servicer or the applicable Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by such Servicer or such Seller of any of their obligations under this Agreement or (iii) the applicable Seller, if any such tax arises out of or results from such Seller's obligation to repurchase a related Group 1 Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, a Servicer or applicable Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.11(b).

         SECTION 8.12.    Periodic Filings.

                  The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. In connection with the preparation and filing of such periodic reports, the Depositor and each Servicer shall timely provide to the Trustee all material information available to them which is required to be included in such reports. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. Termination upon Liquidation or Purchase of the Mortgage Assets.

                  Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicers and the Trustee created hereunder with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by First Nationwide, in its capacity as a Servicer, (i) all Group 1 Mortgage Loans (and REO Properties) remaining at the price equal to the sum of (A) 100% of the Stated Principal Balance of each Group 1 Mortgage Loan (other than in respect of REO Property) plus one month's accrued interest thereon at the applicable Mortgage Rate and (B) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by

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two independent appraisers selected by the Depositor at the expense of First
Nationwide and (y) the Stated Principal Balance of each Group 1 Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate and (ii) the PNC 2000-5 Certificate at the price equal to the sum of the PNC 2000-5 Certificate Distribution Date Principal Balance thereof, plus accrued and unpaid interest thereon, if any, to the last day of the calendar month in which the date of purchase pursuant to this Section 9.01 occurs at a rate equal to 7.75% per annum and (b) the later of
(i) the maturity or other liquidation (or any Advance with respect thereto) of the last Group 1 Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the final payment or other liquidation of the PNC 2000-5 Certificate and (iii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date. The right to repurchase all Group 1 Mortgage Loans, REO Properties and the PNC 2000-5 Certificate pursuant to clause (a) above shall be conditioned upon the sum of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the PNC 2000-5 Certificate Distribution Date Principal Balance, at the time of any such repurchase, aggregating less than five percent of the sum of the aggregate Cut-off Date Principal Balance of the Group 1 Mortgage Loans and the PNC 2000-5 Certificate Information Date Principal Balance.

         SECTION 9.02.   Final Distribution on the Certificates.

                  If on any Determination Date, the Trustee determines that there are no Outstanding Mortgage Loans, the PNC 2000-5 Certificate Distribution Date Principal Balance has been reduced to zero and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts and Certificate Account, the Trustee shall promptly send a final distribution notice to each Certificateholder. If First Nationwide elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, First Nationwide shall notify the Servicers and the Trustee of the date First Nationwide intends to terminate the Trust Fund and of the applicable repurchase price of the Group 1 Mortgage Loans, REO Properties and the PNC 2000-5 Certificate.

                  Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 10th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee shall give such notice to each Rating Agency at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and

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in the order set forth in Section 4.02, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus (a) accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest-bearing Certificate, and (b) any Class I-P Deferred Amounts in the case of the Class I-P Certificates allocated to such Certificate and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Collection Accounts (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

                  In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

         SECTION 9.03.   Additional Termination Requirements.

                  (a) In the event that First Nationwide, in its capacity as a Servicer, exercises its purchase option with respect to the Group 1 Mortgage Loans and the PNC 2000-5 Certificate as provided in Section 9.01, at such time as the Group 1 Mortgage Loans and the PNC 2000-5 Certificate are so purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of First Nationwide, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on the REMIC as defined in Section 860F of the Code, or (ii) cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                           (1)      Within 90 days prior to the final
                                    Distribution Date set forth in the notice given by the Trustee under Section 9.02, the Depositor shall prepare and the Trustee, at the expense of the "tax matters person," shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee, the Tax Matters Person or the Trust Fund), meets the requirements of a qualified liquidation;

                           (2) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 9.01; and

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                                            On the date specified for final
                                    payment of the Certificates, the Trustee shall, after payment of any unreimbursed Advances, Servicing Advances, Servicing Fees or other fee compensation payable to the Servicers pursuant to this Agreement, make final distributions of principal and interest on the Certificates in accordance with Section 4.02 and distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the Trust Fund (and the REMIC) shall terminate at that time.

                  (b) The Trustee as agent for the REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                  (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to prepare and the Trustee to adopt and sign a plan of complete liquidation.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01.             Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Servicers, each Seller and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, any Seller or the Servicers, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; PROVIDED that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party proposing such amendment), adversely affect in any material respect the interests of any Certificateholder; PROVIDED, HOWEVER, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Sellers and the Servicers also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of the REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of

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the Code, PROVIDED that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

                  This Agreement may also be amended from time to time by the Depositor, the Servicers, the Sellers and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party preparing such amendment, to the effect that such amendment will not cause the imposition of any tax on the REMIC or the Certificateholders or cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

         SECTION 10.02.   Recordation of Agreement; Counterparts.

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                  This Agreement (other than Schedule IA and Schedule IB) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03.             Governing Law.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 10.04.             Intention of Parties.

                  It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

                  The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         SECTION 10.05.             Notices.

                  (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (1) Any material change or amendment to this Agreement;

                           (2) The occurrence of any Event of Default that has not been cured;

                           (3) The resignation or termination of a Servicer or the Trustee and the appointment of any successor;

                           (4) The repurchase or substitution of Group 1 Mortgage Loans pursuant to Sections 2.02 and 2.03; and

                           (5)      The final payment to Certificateholders.

                  In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                           (1) Each report to Certificateholders described in Section 4.06;

                           (2) Each annual statement as to compliance described in Section 3.16;

                           (3) Each annual independent public accountants' servicing report described in Section 3.17; and

                           (4) Any notice of a purchase of a Group 1 Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, 277 Park Avenue, 9th Floor, New York, New York 10172,
Attention: Helaine Hebble (with a copy to DLJ Mortgage Acceptance Corp., 277 Park Avenue, 23rd Floor, New York, New York 10172, Attention: Office of the General Counsel), (b) in the case of the Trustee, Bank One, National Association, 1 Bank One Plaza, Chicago, Illinois 60670, or such other address as the Trustee may hereafter furnish in writing to the Depositor and each Servicer,
(c) in the case of DLJ 277 Park Avenue, 9th Floor, New York, New York 10172,
Attention: Helaine Hebble (with a copy to DLJ Mortgage Acceptance Corp., 277 Park Avenue, 23rd Floor, New York, New York 10172, Attention: Office of the General Counsel) or such other address as may be hereafter furnished to the Depositor and the Trustee by DLJMC in writing, (d) in the case of First Nationwide, First Nationwide Mortgage Corporation, 5280 Corporate Drive, Mail Code 22-528-0020, Frederick, Maryland 21701, Attention: Todd Cheney, First Vice President - Secondary Marketing (with a copy to First Nationwide Mortgage Corporation, 5280 Corporate Drive, Mail Code 22-528-0021, Frederick, Maryland 21701, Attention: Stephen E. Simcock, Esq., Senior Vice President and Chief Counsel) or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by First Nationwide, (e) in the case of Midwest, Midwest Loan Services, Inc., 616 Shelden Avenue, Suite 300, Houghton, Michigan 49931 or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by Midwest,

(f) in the case of, PNC, 75 North Fairway Drive, Vernon Hills, IL 60061,
Attention: General Counsel, or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by PNC, and (g) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         SECTION 10.06.             Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.07.             Assignment.

                  Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04, this Agreement may not be assigned by any Servicer without the prior written consent of the Trustee and Depositor.

         SECTION 10.08.             Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.09.             Certificates Nonassessable and Fully Paid.

                  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         SECTION 10.10              No Petition

                  The Depositor, the Sellers, the Servicers and the Trustee, by entering into this Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations with respect to the Certificates or this Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Trustee, each Seller and each Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                  DLJ MORTGAGE ACCEPTANCE CORP.,
                                  as Depositor


                                  By:____________________________________
                                  Name:
                                  Title:


                                   BANK ONE, NATIONAL ASSOCIATION,
                                   as Trustee


                                   By:____________________________________
                                   Name:
                                   Title:


                                   DLJ MORTGAGE CAPITAL, INC.,
                                   as a Seller


                                   By:____________________________________
                                   Name:
                                   Title:


                                   FIRST NATIONWIDE MORTGAGE CORPORATION,
                                   as a Servicer and a Seller


                                   By:____________________________________
                                   Name:
                                   Title:

                                  MIDWEST LOAN SERVICES, INC.,
                                  as a Servicer


                                  By:____________________________________
                                  Name:
                                  Title


                                  PNC MORTGAGE SECURITIES CORP.,
                                  as a Seller


                                  By:____________________________________
                                  Name:
                                  Title:

STATE OF NEW YORK                   )       ) ss.:
COUNTY OF NEW YORK                  )

                  On the 28th day of September 2000 before me, a notary public in and for said State, personally appeared Helaine Hebble, known to me to be a Senior Vice President of DLJ Mortgage Acceptance Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             Notary Public

                                             -----------------

[Notarial Seal]

STATE OF ILLINOIS                   )       ) ss.:
COUNTY OF COOK                      )

                  On the 28th day of September 2000 before me, a notary public in and for said State, personally appeared _____________, known to me to be a _____________ of Bank One, National Assocation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               Notary Public

                                               -----------------

[Notarial Seal]

STATE OF NEW YORK                   )       ) ss.:
COUNTY OF NEW YORK                  )

                  On the 28th day of September 2000 before me, a notary public in and for said State, personally appeared Helaine Hebble, known to me to be a Senior Vice President of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 Notary Public

                                                 -----------------

[Notarial Seal]

STATE OF MARYLAND                   )       ) ss.:
COUNTY OF ___________               )

                  On the 28th day of September 2000 before me, a notary public in and for said State, personally appeared _____________, known to me to be a _____________ of First Nationwide Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 Notary Public

                                                 -----------------

[Notarial Seal]

STATE OF WASHINGTON                 )       ) ss.:
COUNTY OF THURSTON                  )

                  On the 28th day of September 2000 before me, a notary public in and for said State, personally appeared _____________, known to me to be a _____________ of Midwest Loan Service, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                Notary Public

                                                -----------------

[Notarial Seal]

STATE OF ILLINOIS                   )       ) ss.:
COUNTY OF ___________               )

                  On the 28th day of September 2000 before me, a notary public in and for said State, personally appeared _____________, known to me to be a _____________ of PNC Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                Notary Public

                                                -----------------

[Notarial Seal]

                                    EXHIBIT A

                          [FORM OF SENIOR CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                     :       [__]

Cut-off Date                        :       September 1, 2000

First Distribution Date             :       October 25, 2000

Initial Certificate Balance
of this Certificate
("Denomination")                    :       $[__________]

Initial Certificate Balances
of all Certificates
of this Class                       :       $[__________]

CUSIP                               :       [___________]

Interest Rate                       :       [___]%

Maturity Date                       :       [___________]


                          DLJ MORTGAGE ACCEPTANCE CORP.
                             FNT Trust Series 2000-2
              FNT Mortgage Pass-Through Certificates, Series 2000-2
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by approximately 100% of PNC Mortgage Securities Corp., Class A-3, Mortgage Pass-Through Certificates, Series 2000-5(the "PNC 2000-5 Certificate") and fixed rate, first lien residential mortgage loans.

                   DLJ Mortgage Acceptance Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate, the Mortgage Loans and the PNC 2000-5 Certificate are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that Cede & Co., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans and the PNC 2000-5 Certificate deposited by DLJ Mortgage Acceptance Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as a seller ("DLJMC"), First Nationwide Mortgage Corporation as a seller and a servicer ("First Nationwide"), PNC Mortgage Securities Corp. as a seller (together with DLJMC and First Nationwide in its capacity as a seller, the "Sellers") Midwest Loan Services, Inc. as a servicer (together, with First Nationwide in its capacity as a servicer, the "Servicers"), and Bank One, National Association as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September __, 2000.

                                            BANK ONE, NATIONAL ASSOCIATION,
                                            as Trustee

                                            By
                                              -----------------------------

Countersigned:


By       -------------------------------
         Authorized Signatory of
         BANK ONE, NATIONAL ASSOCIATION,
         as Trustee

                                    EXHIBIT B

                        [FORM OF SUBORDINATE CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.][DLJ MORTGAGE CAPITAL, INC.], HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE AN OFFICER'S CERTIFICATE TO THE EFFECT THAT SUCH RESTRICTIONS NO LONGER APPLY, OR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OFFICER'S CERTIFICATE OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

Certificate No.                     :       [__]

Cut-off Date                        :       September 1, 2000

First Distribution Date             :       October 25, 2000

Initial Certificate Balance
of this Certificate
("Denomination")                    :       $[________]

Initial Certificate Balances
of all Certificates
of this Class                       :       $[_________]

CUSIP                               :       [_______]

Interest Rate                       :       [___]%

Maturity Date                       :       [______________]


                          DLJ MORTGAGE ACCEPTANCE CORP.
                             FNT Trust Series 2000-2
              FNT Mortgage Pass-Through Certificates, Series 2000-2
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by approximately 100% of PNC Mortgage Securities Corp., Class A-3, Mortgage Pass-Through Certificates, Series 2000-5(the "PNC 2000-5 Certificate") and fixed rate, first lien residential mortgage loans.

                   DLJ Mortgage Acceptance Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate, the Mortgage Loans and the PNC 2000-5 Certificate are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [Cede & Co.][DLJ Mortgage Capital, Inc.], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this

Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans and the PNC 2000-5 Certificate deposited by DLJ Mortgage Acceptance Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as a seller ("DLJMC"), First Nationwide Mortgage Corporation as a seller and a servicer ("First Nationwide"), PNC Mortgage Securities Corp. as a seller (together with DLJMC and First Nationwide in its capacity as a seller, the "Sellers") Midwest Loan Services, Inc. as a servicer (together, with First Nationwide in its capacity as a servicer, the "Servicers"), and Bank One, National Association as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Sellers, the Servicers or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

         No transfer of a Class [________] Certificate shall be made unless the Trustee shall have received an Officer's Certificate to the effect that such restrictions no longer apply or either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund,
(ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September __, 2000.

                                                BANK ONE, NATIONAL ASSOCIATION,
                                                as Trustee


                                                By
                                                  -----------------------------


Countersigned:

By
  --------------------------------------
         Authorized Signatory of
         BANK ONE, NATIONAL ASSOCIATION,
         as Trustee

                                    EXHIBIT C

                         [FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                     :       [__]

Cut-off Date                        :       September 1, 2000

First Distribution dated
the date hereof                     :       October 25, 2000

Initial Certificate Balance
of this Certificate
("Denomination")                    :       $[_____________]

Initial Certificate Balances
of all Certificates of
this Class                          :       $[_____________]

CUSIP                               :       [__________]

Interest Rate                       :       [____]%

Maturity Date                       :       [___________]

                          DLJ MORTGAGE ACCEPTANCE CORP.
                             FNT Trust Series 2000-2
              FNT Mortgage Pass-Through Certificates, Series 2000-2
                                 Class [_______]

         evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by approximately 100% of PNC Mortgage Securities Corp., Class A-3, Mortgage Pass-Through Certificates, Series 2000-5(the "PNC 2000-5 Certificate") and fixed rate, first lien residential mortgage loans.

                   DLJ Mortgage Acceptance Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate, the Mortgage Loans and the PNC 2000-5 Certificate are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that DLJ Mortgage Capital, Inc., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage

Loans and the PNC 2000-5 Certificate deposited by DLJ Mortgage Acceptance Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as a seller ("DLJMC"), First Nationwide Mortgage Corporation as a seller and a servicer ("First Nationwide"), PNC Mortgage Securities Corp. as a seller (together with DLJMC and First Nationwide in its capacity as a seller, the "Sellers") Midwest Loan Services, Inc. as a servicer (together, with First Nationwide in its capacity as a servicer, the "Servicers"), and Bank One, National Association as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

         No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class A-R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class A-R Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September __, 2000.

                                               BANK ONE, NATIONAL ASSOCIATION,
                                               as Trustee


                                               By
                                                 -----------------------------


Countersigned:


By
         -------------------------
         Authorized Signatory of
         BANK ONE, NATIONAL ASSOCIATION,
         as Trustee

                                    EXHIBIT D

                      [FORM OF NOTIONAL AMOUNT CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.                     :       [__]

Cut-off Date                        :       September 1, 2000

First Distribution Date             :       October 25, 2000

Initial Notional Amount
of this Certificate
("Denomination")                    :       $[___________]

Initial Notional Amounts
of all Certificates
of this Class                       :       $[___________]

CUSIP                               :       [____________]

Interest Rate                       :       [___]%

Maturity Date                       :       [____________]

                          DLJ MORTGAGE ACCEPTANCE CORP.
                             FNT Trust Series 2000-2
              FNT Mortgage Pass-Through Certificates, Series 2000-2
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by approximately 100% of PNC Mortgage Securities Corp., Class A-3, Mortgage Pass-Through Certificates, Series 2000-5 (the "PNC 2000-5 Certificate) and fixed rate, first lien residential mortgage loans.

                   DLJ Mortgage Acceptance Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate, the Mortgage Loans and the PNC 2000-5 Certificate are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that Cede & Co., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans and the PNC

2000-5 Certificate deposited by DLJ Mortgage Acceptance Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as a seller ("DLJMC"), First Nationwide Mortgage Corporation as a seller and a servicer ("First Nationwide"), PNC Mortgage Securities Corp. as a seller (together with DLJMC and First Nationwide in its capacity as a seller, the "Sellers") Midwest Loan Services, Inc. as a servicer (together, with First Nationwide in its capacity as a servicer, the "Servicers"), and Bank One, National Association as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September __, 2000

                                                 BANK ONE, NATIONAL ASSOCIATION,
                                                 as Trustee


                                                 By
                                                   -----------------------------


Countersigned:


By
  ----------------------------------
         Authorized Signatory of
         BANK ONE, NATIONAL ASSOCIATION,
         as Trustee

                                    EXHIBIT E

                      [FORM OF PRINCIPAL ONLY CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                     :       [___]

Cut-off Date                        :       September 1, 2000

First Distribution Date             :       October 25, 2000

Initial Certificate Balance
of this Certificate
("Denomination")                    :       $[___________]

Initial Certificate Balances
of all Certificates
of this Class                       :       $[___________]

CUSIP                               :       [__________]

Interest Rate                       :       [_____]%

Maturity Date                       :       [_________]


                          DLJ MORTGAGE ACCEPTANCE CORP.
                             FNT Trust Series 2000-2
              FNT Mortgage Pass-Through Certificates, Series 2000-2
                                 Class [_______]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by approximately 100% of PNC Mortgage Securities Corp., Class A-3, Mortgage Pass-Through Certificates, Series 2000-5 (the "PNC 2000-5 Certificate) and fixed rate, first lien residential mortgage loans.

                   DLJ Mortgage Acceptance Corp., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate, the Mortgage Loans and the PNC 2000-5 Certificate are not guaranteed or insured by any governmental agency or instrumentality.

         This certifies that Cede & Co., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans and the PNC 2000-5 Certificate deposited by DLJ Mortgage Acceptance Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as a seller ("DLJMC"), First Nationwide Mortgage Corporation as a seller and a servicer ("First Nationwide"), PNC Mortgage Securities Corp. as a seller (together with DLJMC and First Nationwide in its capacity as a seller, the "Sellers") Midwest Loan Services, Inc. as a servicer (together, with First Nationwide in its capacity as a servicer, the "Servicers"), and Bank One, National Association as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September __, 2000

                                              BANK ONE, NATIONAL ASSOCIATION,
                                              as Trustee


                                              By
                                                -----------------------------


Countersigned:


By
  ------------------------------------
         Authorized Signatory of
         BANK ONE, NATIONAL ASSOCIATION,
         as Trustee

                               EXHIBIT F

                    FORM OF REVERSE OF CERTIFICATES

                     DLJ MORTGAGE ACCEPTANCE CORP.
                        FNT Trust Series 2000-2
         FNT Mortgage Pass-Through Certificates, Series 2000-2
                            Class [_______]

         This Certificate is one of a duly authorized issue of Certificates designated as DLJ Mortgage Acceptance Corp., Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the [3rd Business Day after the 25th day of each month or, if such 25th] [19th day of each month or, if such 19th] day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Sellers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers, the Sellers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, the Sellers, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date on which the sum of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the PNC 2000-5 Certificate Distribution Date Principal Balance is less than 5% of the sum of the aggregate Cut-off Date Principal Balance of the Group 1 Mortgage Loans and the PNC 2000-5 Certificate Information Date Principal Balance, First Nationwide in its capacity as servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Group 1 Mortgage Loans, all property acquired in respect of the Group 1 Mortgage Loans and the PNC 2000-5 Certificate at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, the disposition of all property in respect thereof or the final payment or other liquidation of the PNC 2000-5 Certificate and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


________________________________________________________________________________
Dated:



                                   _____________________________________________
                                   Signature by or on behalf of assignor





                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to __________________________
________________________________________________________________________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by _________________________, the assignee named above, or _______________________, as its agent.

                                    EXHIBIT G

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicer/s]

[Seller]
______________________
______________________

           Re: Pooling and Servicing Agreement among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as a seller ("DLJMC"), First Nationwide Mortgage Corporation as a seller and a servicer ("First Nationwide"), PNC Mortgage Securities Corp. as a seller (together with DLJMC and First Nationwide in its capacity as a seller, the "Sellers") Midwest Loan Services, Inc. as a servicer (together, with First Nationwide in its capacity as a servicer, the "Servicers"), and Bank One, National Association as trustee (the "Trustee") Mortgage Pass-Through Certificates, Series 2000-2


Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

         (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

         (ii) a duly executed Assignment of the Mortgage (which may be included in a blanket assignment or assignments).

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.



                                      BANK ONE, NATIONAL ASSOCIATION,
                                      as Trustee

                                      By:    ________________________
                                      Name:  ________________________
                                      Title: ________________________

                                    EXHIBIT H

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicer/s]

[Seller]
___________________
___________________

         Pooling and Servicing Agreement among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as a seller ("DLJMC"), First Nationwide Mortgage Corporation as a seller and a servicer ("First Nationwide"), PNC Mortgage Securities Corp. as a seller (together with DLJMC and First Nationwide in its capacity as a seller, the "Sellers") Midwest Loan Services, Inc. as a servicer (together, with First Nationwide in its capacity as a servicer, the "Servicers"), and Bank One, National Association as trustee (the "Trustee") Mortgage Pass-Through Certificates, Series 2000-2
         -------------------------------------------------------------


Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

         (i) the original Mortgage Note, endorsed in the form provided in
Section 2.01(b) of the Pooling and Servicing Agreement, with all intervening endorsements, and including any riders to the Mortgage Note, showing a complete chain of endorsement from the originator to the last named endorsee;

         (ii) with respect to any Lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

         (iii) the original of any guarantee executed in connection with the Mortgage Note (if any);

         (iv) the original Mortgage with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the related Seller indicating that such Mortgage has been delivered for recording;

         (v) the originals of all assumption, modification, consolidation or extension agreements (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the applicable Seller, the original to be delivered to such Seller forthwith after return from such recording office), with evidence of recording thereon, if any;

         (vi) a duly executed assignment of the Mortgage in the form provided in
Section 2.01(b) of the Pooling and Servicing Agreement; provided, however, that if the Depositor has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of the Mortgage (excluding information to be provided by the recording office);

         (vii) the original of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the applicable Seller);

         (viii) the original or duplicate original lender's title insurance policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company (or, in appropriate jurisdictions, attorney's opinion of title and abstract of title); and

         (ix) the original primary mortgage insurance certificate, if any or copy of mortgage insurance certificate.

         Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii),
(iv), (vi), (ix) and (x) of the definition of the "Mortgage Loan Schedule" in
Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                            BANK ONE, NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:   _________________________
                                            Name: _________________________
                                            Title:_________________________

                                    EXHIBIT I

                               TRANSFER AFFIDAVIT

                          DLJ MORTGAGE ACCEPTANCE CORP.
                             FNT Trust Series 2000-2
              FNT Mortgage Pass-Through Certificates, Series 2000-2
                                 Class [_______]



STATE OF                   )
                           ) ss.:
COUNTY OF                  )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as a seller ("DLJMC"), First Nationwide Mortgage Corporation as a seller and a servicer ("First Nationwide"), PNC Mortgage Securities Corp. as a seller (together with DLJMC and First Nationwide in its capacity as a seller, the "Sellers") Midwest Loan Services, Inc. as a servicer (together, with First Nationwide in its capacity as a servicer, the "Servicers"), and Bank One, National Association as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in EXHIBIT 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as EXHIBIT 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as EXHIBIT J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         8. The Transferee's taxpayer identification number is [_____________].

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan.

                                   *    *    *

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of _____________, 20__.


                                            ______________________________
                                            Print Name of Transferee

                                            By:    _______________________
                                              Name:
                                              Title:

[Corporate Seal]

ATTEST:


_____________________
[Assistant] Secretary

         Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ______________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ____ day of ______________, 20____.



                                       _____________________________________
                                       NOTARY PUBLIC

                                       My Commission expires the ____ day of
                                       ________________________, 20____.

                                    EXHIBIT 1
                                       to
                                    EXHIBIT I


Certain Definitions
-------------------

         "Ownership Interest": As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form 4224, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         "Person": Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.



                                      I-1-1

                                    EXHIBIT 2
                                       to
                                    EXHIBIT I

                        Section 5.02(c) of the Agreement
                        --------------------------------

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and


                                      I-2-1
         after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, any Seller or the Servicers, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.




                                      I-2-2

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE

__________, 200__

DLJ Mortgage Acceptance Corp.
277 Park Avenue
New York, New York  10172
Attention:  Helaine Hebble

Bank One, National Association
153 West 51st Street
New York, NY  10019
Attention:  Mortgage-Backed Securities Group Series 2000-2

                    Re:      DLJ Mortgage Acceptance Corp.,
                             FNT Trust Series 2000-2
                             FNT Mortgage Pass-Through Certificates,
                             Series 2000-2, Class
                             ---------------------------------------

Ladies and Gentlemen:

                  In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Class A-R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                      Very truly yours,


                                      ---------------------------
                                      Print Name of Transferor


                                      By:
                                         ------------------------
                                             Authorized Officer

                                    EXHIBIT K

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

__________, 200__

DLJ Mortgage Acceptance Corp.
277 Park Avenue
New York, New York  10172
Attention:  Helaine Hebble

Bank One, National Association
153 West 51st Street
New York, NY  10019
Attention:  Mortgage-Backed Securities Group Series 2000-2

                  Re:      DLJ Mortgage Acceptance Corp.,
                           FNT Trust Series 2000-2
                           FNT Mortgage Pass-Through Certificates,
                           Series 2000-2, Class
                           ---------------------------------------

Ladies and Gentlemen:

                  In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, (e) if an insurance company, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under PTCE 95-60, (f) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (h) below), (g) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act,
(2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and
(3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                         Very truly yours,


                                         ----------------------------
                                         Print Name of Transferee

                                         By:
                                            -------------------------
                                              Authorized Officer

                                    EXHIBIT L

                            FORM OF RULE 144A LETTER

____________, 200__

DLJ Mortgage Acceptance Corp.
277 Park Avenue
New York, New York  10172
Attention:  Helaine Hebble

Bank One, National Association
153 West 51st Street
New York, NY  10019
Attention:  Mortgage-Backed Securities Group Series 2000-2

                    Re:      DLJ Mortgage Acceptance Corp.,
                             FNT Trust Series 2000-2
                             FNT Mortgage Pass-Through Certificates,
                             Series 2000-2, Class
                             ---------------------------------------

Ladies and Gentlemen:

                  In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition,
(e) if an insurance company, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under PTCE 95-60, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of
Section 5 of the Act or
require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (h) we are aware that the sale to us is being made in reliance on Rule 144A, and (i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

                                       Very truly yours,


                                       ----------------------------
                                       Print Name of Transferee

                                       By:
                                          -------------------------
                                            Authorized Officer

ANNEX 1 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                  ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                  --------

1 Buyer must own and/or invest on a discretionary basis at lease $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                      L-1-1

                  ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  ___ INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                  ___ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  ___ BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.


                                      L-1-2

                  6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                          ---------------------------
                                          Print Name of Buyer

                                          By:
                                             ------------------------
                                             Name:
                                             Title:

                                          Date:
                                               ----------------------





                                      L-1-3

ANNEX 2 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ___ The Buyer owned $______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.


                                      L-2-1

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                                ------------------------------
                                                Print Name of Buyer or Adviser

                                                By:
                                                   ---------------------------
                                                  Name:
                                                  Title:

                                                IF AN ADVISER:


                                                ------------------------------
                                                Print Name of Buyer

                                                Date:
                                                     -------------------------






                                      L-2-2

                                    EXHIBIT M

                               REQUEST FOR RELEASE
                                  (for Trustee)

                          DLJ MORTGAGE ACCEPTANCE CORP.
                             FNT Trust Series 2000-2
              FNT Mortgage Pass-Through Certificates, Series 2000-2

Loan Information
----------------

         Name of Mortgagor:             _______________________________

         Servicer
         Loan No.:                      _______________________________

Trustee

         Name:

         Address:                       _______________________________
                                        _______________________________
                                        _______________________________

         Trustee
         Mortgage File No.:

         The undersigned Servicer hereby acknowledges that it has received from Bank One, National Association, as Trustee for the Holders of Mortgage Pass-Through Certificates, of the above-referenced Series, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series among DLJ Mortgage Acceptance Corp., as depositor (the "Depositor"), DLJ Mortgage Capital, Inc. as seller (the "Seller"), First Nationwide Mortgage Corporation as a servicer ("First Nationwide"), Midwest Loan Services, Inc. as a servicer (together, with First Nationwide, the "Servicers"), and Bank One, National Association as trustee (the "Trustee").

 ( ) Mortgage Note dated ___________), _______, in the original principal sum of $__________, made by _________. payable to, or endorsed to the order of, the Trustee.

 ( )     Mortgage recorded on _________________ as instrument no.
         _____________________ in the County Recorder's Office of the County of
         ___________________, State of _______________ in book/reel/docket of official records at page/image ________________.

( )      Deed of Trust recorded on __________________ as instrument no.
         _________________ in the County Recorder's Office of the County of
         ________________, State of _______________ in book/reel/docket _______
         of official records at page/image ______________.

( )      Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         _________________ as instrument no. ____________ in the County
         Recorder's Office of the County of __________, State of ____________ in book/reel/docket _______________ of official records at page/image
         _______________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

         ( )

         ( )

         ( )

         ( )

         The undersigned Servicer hereby acknowledges and agrees as follows:

                  (1) Such Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) Such Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer, if applicable, assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) Such Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of such Servicer shall at all times be earmarked for the account of the Trustee, and such Servicer shall keep the Documents and any proceeds separate and distinct from all other property in such Servicer's possession, custody or control.

                                             [Servicer]

                                             By______________________

                                             Its_____________________

Date: _________________, 2000

                                    EXHIBIT N

                                   [Reserved]

                                   EXHIBIT O-1

                        COLLECTION ACCOUNT CERTIFICATION

                                    [ ], 2000

         [Servicer's name] hereby certifies that it has established the account described below as a Collection Account pursuant to Section 3.05 of the Pooling and Servicing Agreement, dated as of September 28, 2000, among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as a seller ("DLJMC"), First Nationwide Mortgage Corporation as a seller and a servicer ("First Nationwide"), PNC Mortgage Securities Corp. as a seller (together with DLJMC and First Nationwide in its capacity as a seller, the "Sellers") Midwest Loan Services, Inc. as a servicer (together, with First Nationwide in its capacity as a servicer, the "Servicers"), and Bank One, National Association as trustee (the "Trustee").

Title of Account:   [Servicer's Name], in trust for the Holders of DLJ Mortgage
                    Acceptance Corp., Pass-Through Certificates, Series 2000-2.

Account Number:     ______________

Address of officer or branch
of the Company at
which Account is maintained:


                         ___________________________
                         ___________________________
                         ___________________________


                         [Servicer's Name], AS SERVICER


                         By:       _____________________

                         Name:     _____________________

                         Title:    _____________________




                                      O-1-1

                                   EXHIBIT O-2

                       COLLECTION ACCOUNT LETTER AGREEMENT

                                    [ ], 2000

To:  ______________________
     ______________________
     ______________________
     (the "Depository")

As Servicer under the Pooling and Servicing Agreement, dated as of September 28, 2000, among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as a seller ("DLJMC"), First Nationwide Mortgage Corporation as a seller and a servicer ("First Nationwide"), PNC Mortgage Securities Corp. as a seller (together with DLJMC and First Nationwide in its capacity as a seller, the "Sellers") Midwest Loan Services, Inc. as a servicer (together, with First Nationwide in its capacity as a servicer, the "Servicers"), and Bank One, National Association as trustee (the "Trustee") (the "Agreement"), we hereby authorize and request you to establish an account, as a Collection Account pursuant to Section 3.05 of the Agreement, to be designated as "[Servicer's Name], in trust for the Holders of DLJ Mortgage Acceptance Corp., Mortgage Pass-Through Certificates, Series 2000-2." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                         [Servicer's Name], AS SERVICER


                                         By:      __________________________

                                         Name:    __________________________

                                         Title:   __________________________

                                         Date:    __________________________



                                      O-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                         ___________________________________
                                                     Depository

                                         By:      __________________________

                                         Name:    __________________________

                                         Title:   __________________________

                                         Date:    __________________________




                                      O-2-2

                                   EXHIBIT P-1

                          ESCROW ACCOUNT CERTIFICATION

                                    [ ], 2000

[Servicer's Name] hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 3.06 of the Pooling and Servicing Agreement, dated as of September 28, 2000, among DLJ Mortgage Acceptance Corp., as depositor (the "Depositor"), DLJ Mortgage Capital, Inc. as seller (the "Seller"), First Nationwide Mortgage Corporation as a servicer ("First Nationwide"), Midwest Loan Services, Inc. as a servicer (together, with First Nationwide, the "Servicers"), and Bank One, National Association as trustee (the "Trustee").

Title of Account:             "DLJ Mortgage Acceptance Corp., Mortgage
                              Pass-Through Certificates, Series [20__-_]"

Account Number:               ____________________

Address of officer or branch
of the Company at
which Account is maintained:

                                   _______________________

                                   _______________________

                                   _______________________


                         [SERVICER'S NAME], AS SERVICER


                                    By:      ___________________________

                                    Name:    ___________________________

                                    Title:   ___________________________




                                      P-1-1

                                   EXHIBIT P-2

                         ESCROW ACCOUNT LETTER AGREEMENT

                                    [ ], 2000


To:  __________________
     __________________
     __________________
     (the "Depository")

         As Servicer under the Pooling and Servicing Agreement, dated as of September 28, 2000, among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as a seller ("DLJMC"), First Nationwide Mortgage Corporation as a seller and a servicer ("First Nationwide"), PNC Mortgage Securities Corp. as a seller (together with DLJMC and First Nationwide in its capacity as a seller, the "Sellers") Midwest Loan Services, Inc. as a servicer (together, with First Nationwide in its capacity as a servicer, the "Servicers"), and Bank One, National Association as trustee (the "Trustee") (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.06 of the Agreement, to be designated as "DLJ Mortgage Acceptance Corp., Mortgage Pass-Through Certificates, Series [2000-_]" All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SERVICER'S NAME], AS SERVICER


By:       ______________________

Name:     ______________________

Title:    ______________________

Date:     ______________________




                                      P-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ________________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


_____________________________
         Depository

By:       ___________________

Name:     ___________________

Title:    ___________________

Date:     ___________________




                                      P-2-2

                                    EXHIBIT Q

                            MONTHLY REMITTANCE ADVICE

1) Standard CPI Reports:

         T62C-Monthly Accounting Report
         T62E-Liquidation Report
         S50Y-Private Pool Detail Report
         S214-Summary of Paid in Full Collections
         S215-Summary of Collections
         P139-Trial Balance

2) Standard CPI Tape Format:

         SPNB Scheduled Balance Tape
         SPNB Determination Diskette/P45K

At such times as [_______________] is no longer the Servicer of the [________] Mortgage Loans under the Agreement, the Monthly Remittance Advice also shall include: (i) the aggregate Excess Servicing Fee to be remitted to [___________________] on the Distribution Date, (ii) the aggregate Prepayment Penalties collected by the Servicer of such loans during the preceding calendar month, and (iii) a list of the Mortgage Loans for which Prepayment Penalties are being remitted (including with respect to each related Mortgage Loan, the loan number, borrower name and dollar amount of Prepayment Penalties collected for such Mortgage Loan).

                                   SCHEDULE IA

                       Mortgage Loan Schedule - DLJ Loans
                            (Available Upon Request)

                                   SCHEDULE IB

                 Mortgage Loan Schedule - First Nationwide Loans
                            (Available Upon Request)

                                   SCHEDULE IC

                       Mortgage Loan Schedule - PNC Loans
                            (Available Upon Request)

                                  SCHEDULE IIA

                      Representations and Warranties - DLJ

                           a. The Assignee is a corporation duly organized,
validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

                           b. The Assignee has full corporate power and
authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

                           c. To the best of Assignee's knowledge, no material
consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

                           d. The Assignee understands that the Mortgage Loans
have not been registered under the 1933 Act or the securities laws of any state;

                           e. The purchase price being paid by the Assignee for
the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

                           f. The Assignee is acquiring the Mortgage Loans for
investment for its own account only and not for any other person;

                           g. The Assignee considers itself a substantial,
sophisticated institutional investor having such knowledge and financial and business matters that it is capable of evaluating the merits and the risks of investment in the Mortgage Loans;

                           h. The Assignee has been furnished with all
information regarding the Mortgage Loans that it has requested from the Assignor;

                           i. Neither the Assignee nor anyone acting on its
behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, an interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

                           j. Either: (1) the Assignee is not an employee
benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 as amended ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

                                  SCHEDULE IIB

                Representations and Warranties - First Nationwide

         a. DUE ORGANIZATION AND AUTHORITY. Each of the Seller and the Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by each of the Seller and the Servicer, and in any event each of the Seller and the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; each of the Seller and the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by each of the Seller and the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of each of the Seller and the Servicer; and all requisite corporate action has been taken by each of the Seller and the Servicer to make this Agreement valid and binding upon each of the Seller and the Servicer in accordance with its terms;

         b. ORDINARY COURSE OF BUSINESS. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of each of the Seller and the Servicer, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         c. NO CONFLICTS. None of the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

         d. ABILITY TO SERVICE. The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

         e. REASONABLE SERVICING FEE. The Servicer acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

         f. ABILITY TO PERFORM. Each of the Seller or the Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Seller's creditors;

         g. NO LITIGATION PENDING. There is no action, suit, proceeding or investigation pending or threatened against each of the Seller and the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of each of the Seller and the Servicer, or in any material impairment of the right or ability of each of the Seller and the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of each of the Seller and Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of each of the Seller and the Servicer contemplated herein, or which would be likely to impair materially the ability of each of the Seller and the Servicer to perform under the terms of this Agreement;

         h. NO CONSENT REQUIRED. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by each of the Seller and the Servicer of or compliance by each of the Seller and the Servicer with this Agreement or the sale of the Mortgage Loans by the Seller to the Purchaser as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

         i. SELECTION PROCESS. The Mortgage Loans were selected from among the outstanding fixed rate one- to four- family mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

         j. NO UNTRUE INFORMATION. Neither this Agreement nor any statement, report or other document (excluding any Mortgage loan document) furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby (other than any FNMC Information) contains any untrue statement of material fact or omits to state a fact necessary to make the statements contained therein not misleading in any material respect;

         k. SALE TREATMENT. The Seller shall treat the disposition of the Mortgage Loans pursuant to this Agreement in its books and records as a sale for accounting and tax purposes;

         l. FINANCIAL STATEMENTS. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         m. NO BROKERS' FEES. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans pursuant to this Agreement; and

         n. FAIR CONSIDERATION. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

                                  SCHEDULE IIC

                      Representations and Warranties - PNC

         a. PNC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification;

         b. PNC has all requisite corporate power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder. The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of PNC enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors;

         c. None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of PNC or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which PNC is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to PNC of any court, regulatory body, administrative agency or governmental body having jurisdiction over PNC;

         d. There is no action, suit, proceeding or investigation pending, or to PNC's knowledge threatened, against PNC before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might materially and adversely affect the performance by PNC of its obligations under, or the validity or enforceability of, the Agreement; and

         e. No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by PNC of the Agreement or the consummation of the transactions contemplated by the Agreement.

                                  SCHEDULE IIIA

         Representations and Warranties for Group 1 Mortgage Loans - DLJ

As to the Mortgage Loans on the Mortgage Loan Schedule identified as having GreenPoint Mortgage Funding, Inc. as the originator:

                  (a) The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects as of the Cut-off Date;

                  (b) With respect to a first lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a first lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;

                  (c) With respect to a second lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a second lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;

                  (d) All payments due on or prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency during the preceding twelve-month period, and such delinquency did not last more than 30 days;

                  (e) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

                  (f) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

                  (g) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

                  (h) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section
4.10 of this Agreement. Such policy was issued by an insurer acceptable under Fannie Mae or Freddie Mac guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (i) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

                  (j) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

                  (k) With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with, respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any second lien Mortgage Loan, the related First Lien, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any first lien Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;

                  (l) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                  (m) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Servicer will retain the Servicing File in trust for the Purchaser only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement;

                  (n) Each Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2), (3) and (4) above) the Seller, its successors and assigns, as to the first or second, as applicable, priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related Purchase Price and Terms Letter. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (o) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. With respect to each second lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

                  (p) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

                  (q) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

                  (r) The Mortgage Loan was originated by or for the Seller. The Mortgage Loan complies with all the terms, conditions and requirements of the Seller's Underwriting Standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to Fannie Mae or Freddie Mac. Seller is currently selling loans to Fannie Mae and/or Freddie Mac which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (s) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;

                  (t) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                  (u) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

                  (v) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac;

                  (w) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

                  (x) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

                  (y) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

                  (z) The Mortgage Loan does not contain "graduated payment" features; to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, Fannie Mae/Freddie Mac requirements relating to buydown loans;

                  (aa) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent or in bankruptcy and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

                  (bb) The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Mortgage Loan contains terms or provisions which would result in negative amortization.

                  (cc) Except for Mortgage Loans underwritten in accordance with the Lender Paid Mortgage Insurance Policy Program, if a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

                  (dd) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  (ee) As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date or origination no portion of the Mortgaged Property has been used for commercial purposes;

                  (ff) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

                  (gg) Certain Mortgage Loans as specified on the Mortgage Loan Schedule may contain a Prepayment Penalty in an amount specified in the related Mortgage Note or Mortgage.

                  (hh) As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (ii) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the Seller's eligibility requirements as set forth in Seller's underwriting guidelines;

                  (jj) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

                  (kk) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

                  (ll) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

                  (mm) No action has been taken or failed to be taken by the Seller on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;

                  (nn) Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;

                  (oo) With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller's security interest in such cooperative shares;

                  (pp) With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

                  (qq) With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;


                  (rr) With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

                  (ss) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

                  (tt) With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Servicing File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (ix) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; and (x) the Purchaser has the right to cure defaults on the ground lease;

                  (uu) With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;

                  (vv) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such

Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;

                  (ww) Each Mortgage Loan constitutes a qualified mortgage under
Section 860G(a)(3)(A) of the Code and Treasury Regulations Section
1.860G-2(a)(1);

                  (xx) Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee;

                  (yy) All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;

                  (zz) There does not exist on the related Mortgage Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

                  (aaa) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Servicer shall maintain such statement in the Servicing File;

                  (bbb) No second lien Mortgage Loan has an LTV in excess of 100%. No second lien Mortgage Loan has an Equity LTV in excess of 100%;

                  (ccc) Either (a) no consent for the second lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

                  (ddd) With respect to any second lien Mortgage Loan, the Seller has not received notice of: (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (3) or any default under any mortgage, lien or other encumbrance senior to each Mortgage;

                  (eee) With respect to any second lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the second lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

                  (fff) No second lien Mortgage Loan is a "home equity line of credit";

                  (ggg) No Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 100%;

                  (hhh) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured; and

                  (iii) No First Lien provides for negative amortization.

As to the Mortgage Loans on the Mortgage Loan Schedule identified as having EquityOne, Inc. as the originator:

                  (a) The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects as of the Cut-Off Date;

                  (b) With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a Mortgage Loan that is a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;

                  (c) All payments due prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency during the preceding twelve-month period, and such delinquency did not last more than 30 days;

                  (d) There are no defaults by Seller in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

                  (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

                  (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

                  (g) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement. Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

                  (i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

                  (j) The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;

                  (k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                  (l) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, except for the assignments of mortgage which have been sent for recording, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Seller will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser's designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement. After the Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement, or as otherwise agreed to by the Seller and the Purchaser;

                  (m) Each Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

                  (o) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

                  (p) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

                  (q) The Mortgage Loan was originated by or for the Seller. The Mortgage Loan complies with all the terms, conditions and requirements of the Seller's Underwriting

Standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to FNMA or FHLMC. Seller is approved to sell loans to FNMA and/or FHLMC which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Mortgage Loan bears interest at a fixed rate as set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (r) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;

                  (s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                  (t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

                  (u) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to FNMA or FHLMC and was made by a Qualified Appraiser;

                  (v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

                  (w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

                  (x) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

                  (y) The Mortgage Loan does not contain "graduated payment" features; to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, FNMA/FHLMC requirements relating to buydown loans;

                  (z) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent or in bankruptcy and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

                  (aa) The Mortgage Loans are fixed rate mort-gage loans. The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mort-gage Note requires a monthly payment which is suffi-cient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Mortgage Loan contains terms or provi-sions which would result in negative amortization.

                  (bb) Except for Mortgage Loans underwritten in accordance with the Lender Paid Mortgage Insurance Policy Program, if a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

                  (cc) The assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  (dd) As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. As of the date of origination, no portion of the Mortgaged Property is used for commercial purposes, and since the date or origination no portion of the Mortgaged Property is used for commercial purposes;

                  (ee) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

                  (ff) Certain Mortgage Loans as specified on the Mortgage Loan Schedule may contain a Prepayment Penalty in an amount specified in the related Mortgage Note or Mortgage.

                  (gg) As of the date of origination of the Mortgage Loan, the Mortgage Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (hh) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets Seller's eligibility requirements as set forth in Seller's underwriting guidelines;

                  (ii) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

                  (jj) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

                  (kk) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

                  (ll) No action has been taken or failed to be taken by Seller, on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;

                  (mm) Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;

                  (nn) With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller's security interest in such cooperative shares;

                  (oo) With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to FNMA and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

                  (pp) With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

                  (qq) With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

                  (rr) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority; and

                  (ss) With respect to any ground lease to which a Mortgaged Property may be subject: (i) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease: (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; and (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease.

                  (tt) With respect to any broker fees collected and paid on any of the loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be intitled to reimbursement.

                                  SCHEDULE IIIB

   Representations and Warranties for Group I Mortgage Loans- First Nationwide

With respect to the First Nationwide loans:

         a. MORTGAGE LOANS AS DESCRIBED. The information set forth in the related Mortgage Loan Schedule and the related data tapes is complete, true and correct in all material respects as of the related Cut-off Date;

         b. PAYMENTS CURRENT. With respect to each Mortgage Loan, all payments due prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made as of the related Closing Date and such Mortgage Loan is not delinquent in payment more than 30 days. No payment due under the Mortgage Loan prior to the related Cut-off Date has been delinquent for thirty days or more more than one time during the twelve-month period preceding the related Closing Date, except that not more than 1.96% of the Mortgage Loans (by outstanding principal balance as of the Cut-off Date) have been more than 30 days delinquent but less than 60 days delinquent during such twelve-month period, and not more than 0.89% of the Mortgage Loans (by outstanding principal balance as of the Cut-off Date) have been delinquent 60 days or more during such twelve-month period;

         c. NO OUTSTANDING CHARGES. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid prior to any termination or penalty therefor, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

         d. ORIGINAL TERMS UNMODIFIED. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the holder of the Mortgage Loan, and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan

                  File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

         e. NO DEFENSES. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated or on the related Closing Date;

         f. HAZARD INSURANCE. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 3.09. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Section 3.09. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any Subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

         g. COMPLIANCE WITH APPLICABLE LAWS. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

         h. NO SATISFACTION OF MORTGAGE. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

         i. LOCATION AND TYPE OF MORTGAGED PROPERTY. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development shall conform with the applicable underwriting standards of the Seller which were in place at the time of the origination of such Mortgage Loan, and no residence or dwelling is a mobile home or a manufactured dwelling. As of origination, no portion of the Mortgaged Property was used for commercial purposes;

         j. VALID FIRST LIEN. The Mortgage is a valid, subsisting and enforceable and perfected first lien on the Mortgaged Property. The lien of the Mortgage is subject only to:

                  i. the lien of current real property taxes and assessments not yet due and payable;

                  ii. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  iii. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

         Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

         k. VALIDITY OF MORTGAGE DOCUMENTS. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Mortgage Loan;

         l. FULL DISBURSEMENT OF PROCEEDS. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with, provided that, with respect to improvements which can not be made as of the origination date because of weather related reasons, an escrow fund sufficient to make such improvements is held by the Seller. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         m. OWNERSHIP. The Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement; and immediately upon the sale and transfer of the Mortgage Loan to Purchaser, the Purchaser shall have good title to, and will be the sole legal holder of, the Mortgage Loan free of any encumbrance or lien created by the Seller or any Person claiming through the Seller;

         n. DOING BUSINESS. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (a) organized under the laws of such state, (b) qualified to do business in such state or exempt from such qualification, (c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state;

         o. LTV, PMI POLICY. No Mortgage Loan has a LTV greater than 95%, and the LTV dispersion of the Mortgage Loans does not exceed the parameters set forth in the Master Purchase Agreement. The original LTV of the Mortgage Loan either was not more than 80% or, with respect to substantially all of the Mortgage Loans with original LTVs greater than 80%, there is a PMI Policy in effect until the LTV of such Mortgage Loan is reduced to 80% which shall insure payment defaults, which satisfy all of Fannie Mae's requirements therefor and which is issued by a primary mortgage insurer having a claims paying ability rating acceptable to Fannie Mae. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has resulted, or will result in, the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

         p. TITLE INSURANCE. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by, and constituting the valid and binding obligation of, a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1),
                  (2) and (3) of paragraph (j) of this Section 3.02 and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

         q. NO DEFAULTS. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

         r. NO MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under applicable law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

         s. LOCATION OF IMPROVEMENTS; NO ENCROACHMENTS. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

         t. ORIGINATOR; PAYMENT TERMS. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which was supervised and examined by a Federal or State authority or a mortgage banker or broker licensed or authorized to do business in the jurisdiction in which the related Mortgaged Property is located, applying the same standards and procedures used by the Seller in originating Mortgage Loans directly. The Mortgage Interest Rate is fixed. The Mortgage Note is payable on the Due Date specified in the Mortgage Note in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

         u. CUSTOMARY PROVISIONS. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         v. CONFORMANCE WITH UNDERWRITING STANDARDS. The Mortgage Loans were underwritten substantially in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated;

         w. OCCUPANCY OF THE MORTGAGED PROPERTY. As of the origination date the Mortgaged Property was lawfully occupied under applicable law. As of the origination date, all inspections, licenses and certificates required by applicable law to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities if required by such authorities for the use and occupancy of the Mortgaged Property;

         x. NO ADDITIONAL COLLATERAL. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

         y. DEEDS OF TRUST. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

         z. ACCEPTABLE INVESTMENT. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

         aa. DELIVERY OF MORTGAGE DOCUMENTS. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents set forth in Section 2.01(b) of the Agreement and required to be delivered as of the related Closing Date have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian;

         bb. CONDOMINIUMS/PLANNED UNIT DEVELOPMENTS. If the Mortgaged Property is a unit in a condominium or a planned unit development project (other than a de minimus planned unit development) such condominium or planned unit development project met the Underwriting Guidelines in effect on the date of origination of such Mortgage Loan and either (i) met the applicable Fannie Mae or Freddie Mac requirements or (ii) is located in a condominium or planned unit development project which has received Fannie Mae or Freddie Mac approval or is approvable by Fannie Mae or Freddie Mac;

         cc. TRANSFER OF MORTGAGE LOANS. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

         dd. DUE ON SALE. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

         ee. NO BUYDOWN PROVISIONS; NO GRADUATED PAYMENTS OR CONTINGENT INTERESTS. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         ff. CONSOLIDATION OF FUTURE ADVANCES. Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

         gg. MORTGAGED PROPERTY UNDAMAGED. There is no proceeding, pending or threatened, for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is free of material damage and is in good repair, subject to normal wear and tear;

         hh. COLLECTION PRACTICES; ESCROW DEPOSITS. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to Mortgage Loans for which an Escrow Account is established, all escrow deposits and Escrow Payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. With respect to Mortgage Loans for which an Escrow Account is established, all Escrow Payments have been collected in full compliance with state and federal law. With respect to Mortgage Loans for which an Escrow Account is established, an escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay (subject to customary and routine accruals and adjustments) for every item which remains unpaid and has been assessed, but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note;

         ii. APPRAISAL. The Mortgage File contains an appraisal of the related Mortgaged Property on a form satisfactory to Fannie Mae or Freddie Mac signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan and on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

         jj. SOLDIERS' AND SAILORS' RELIEF ACT. The Mortgagor has not notified the Seller, and the Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

         kk. ENVIRONMENTAL MATTERS. To the Seller's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the Seller's knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

         ll. PREPAYMENT PENALTIES. Each Mortgage Loan contains a Prepayment Penalty.

         mm. NO CONSTRUCTION LOANS. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

         nn. NO DENIAL OF INSURANCE. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no unlawful commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller had a financial interest at the time of placement of such insurance;

         oo. REGARDING THE MORTGAGOR. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with FNMA guidelines for such trusts;

         pp. DOCUMENTATION OF MORTGAGE. The Mortgage was documented on mortgage instruments that are the same in all material respects as the appropriate Fannie Mae/Freddie Mac mortgage instruments in effect at the time of origination, with the exception of the prepayment penalty rider which is mutually acceptable to the Purchaser and the Seller;

         qq. LOST NOTES. With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost, destroyed or misplaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Trustee will not be materially adversely affected by the absence of the original Mortgage Note; and

         rr.      The Mortgage Loan constitutes a qualified mortgage under
                  Section 860G(a)(3)(A) of the Code and Treasury Regulations
                  Section 1.860G-2(a)(1), assuming that such Mortgage Loan is transferred to the related REMIC on the startup day in exchange for regular or residual interests in such REMIC.

                                  SCHEDULE IIIC

         Representations and Warranties for Group 1 Mortgage Loans - PNC

With respect to the PNC loans:

         a. As of the Closing Date, each Mortgaged Property is free of damage and in good repair, ordinary wear and tear excepted;

         b. Each Mortgage Loan at the time it was made complied with all applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws;

         c. Each Mortgage Loan was originated by a savings association, savings bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the FHA and will be serviced by an institution which meets the servicer eligibility requirements established by PNC;

         d. As of the Closing Date, each Mortgage Loan is covered by an ALTA form or CLTA form of mortgagee title insurance policy or other form of policy of insurance which, as of the origination date of such Mortgage Loan, was acceptable to FNMA or FHLMC, and has been issued by, and is the valid and binding obligation of, a title insurer which, as of the origination date of such Mortgage Loan, was acceptable to FNMA or FHLMC and qualified to do business in the state in which the related Mortgaged Property is located. Such policy insures the originator of the Mortgage Loan, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject to the exceptions set forth in such policy. Such policy is in full force and effect and will be in full force and effect and inure to the benefit of the Certificateholders upon the consummation of the transactions contemplated by the Agreement and no claims have been made under such policy, and no prior holder of the related Mortgage, including PNC, has done, by act or omission, anything which would impair the coverage of such policy;

         e. As of the Closing Date, each Mortgage Loan which had a Loan-to-Value Ratio as of the Closing Date in excess of 80% was covered by a Primary Insurance Policy or an FHA insurance policy or a VA guaranty, and such policy or guaranty is valid and remains in full force and effect;

         f. As of the Closing Date, all policies of insurance required by the Agreement (except for the Mortgage Loans specified in clause (xi) above as not having Primary Insurance Policies) have been validly issued and remain in full force and effect, including such policies covering PNC;

         g. As of the Closing Date, each insurer issuing a Primary Insurance Policy is a Qualified Insurer;

         h. Each Mortgage was documented by appropriate FNMA/FHLMC mortgage instruments in effect at the time of origination, or other instruments approved by PNC;

         i. As of the Closing Date, the Mortgaged Property securing each Mortgage is improved with a one- to four-family dwelling unit, including units in a duplex, condominium project, townhouse, a planned unit development or a de minimis planned unit development;

         j. As of the Closing Date, each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity;

         k. As of the date of origination, as to Mortgaged Properties which are units in condominiums or planned unit developments, all of such units met FNMA or FHLMC requirements, are located in a condominium or planned unit development projects which have received FNMA or FHLMC approval, or are approvable by FNMA or FHLMC;

         l.       None of the Mortgage Loans are Buydown Loans;

         m. Based solely on representations of the Mortgagors obtained at the origination of the related Mortgage Loans, approximately 77.0% (by Stated Principal Balance) of the Mortgage Loans will be secured by owner occupied Mortgaged Properties which are the primary residences of the related Mortgagors; approximately 0.7% (by Stated Principal Balance) of the Mortgage Loans will be secured by owner occupied Mortgaged Properties which were second or vacation homes of the Mortgagors and approximately 22.3% (by Stated Principal Balance) of the Mortgage Loans will be secured by Mortgaged Properties which were investor properties of the related Mortgagors; and as of the Cut-off Date, approximately 0.2% (by Stated Principal Balance) of the Mortgage Loans will be secured by interests in Cooperative Apartments;

         n. Prior to origination or refinancing, an appraisal of each Mortgaged Property was made by an appraiser on a form satisfactory to FNMA or FHLMC;

         o. The Mortgage Loans have been underwritten substantially in accordance with the applicable underwriting standards of either PNC or the originator of such Mortgage Loans, as applicable;

         p. All of the Mortgage Loans have "due-on-sale" clauses; by the terms of the Mortgage Notes, however, the due on sale provisions may not be exercised at the time of a transfer if prohibited by law;

         q. With respect to any Mortgage Loan as to which an affidavit has been delivered to the Trustee certifying that the original Mortgage Note was permanently lost or destroyed and has not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Trustee will not be materially adversely affected by the absence of the original Mortgage Note;

         r. As of the date of origination, based upon an appraisal of the Mortgaged Property securing each Mortgage Loan, approximately 22.9% (by Stated Principal Balance) of the Mortgage Loans had a Loan-to-Value Ratio less than or equal to 80%, approximately 63.8% (by Stated Principal Balance) of the Mortgage Loans had a Loan-to-Value Ratio greater than 80% but less than or equal to 95% and approximately 13.3% (by Stated Principal Balance) of the Mortgage Loans had a Loan-to-Value Ratio at origination greater than 95%;

         s. Approximately 7.0% (by Stated Principal Balance) of the Mortgage Loans were originated for the purpose of refinancing existing mortgage debt, including cash-out refinancings and approximately 75.3% (by Stated Principal Balance) of the Mortgage Loans were originated for the purpose of purchasing the Mortgaged Property;

         t. Not less than approximately 29.7% (by Stated Principal Balance) of the Mortgage Loans were originated under full documentation programs; and

         u.       Each Mortgage Loan constitutes a qualified mortgage under
                  Section 860G(a)(3)(A) of the Code and Treasury Regulations
                  Section 1.860G2(a)(1).